Exhibit 10.16

LOAN AGREEMENT

Alameda (Bayport)

(i)

(ii)

EXHIBIT A	LEGAL DESCRIPTION OF REAL PROPERTY
EXHIBIT B	CLOSING CONDITIONS
EXHIBIT C	SINGLE PURPOSE ENTITY
EXHIBIT D	PROPERTY SPECIFIC AGREEMENTS

(iii)

LOAN AGREEMENT

Alameda (Bayport)

THIS LOAN AGREEMENT (this “Agreement”) is made as of November 22, 2004, by and between FOCIL-BP, LLC, a Delaware limited liability company (“Borrower”), and CATELLUS FINANCE COMPANY, LLC, a Delaware limited liability company (“Lender”), with respect to the following:

RECITALS :

A. Borrower has applied to Lender for an acquisition loan (“Loan”) to fund a portion of the purchase price to acquire concurrently herewith the Alameda (Bayport) Assets (defined below) upon the terms and subject to the conditions set forth herein.

B. In addition, concurrently herewith, FOCIL-MB, LLC, a Delaware limited liability company, FOCIL-WB, LLC, a Delaware limited liability company, FOCIL-SFD, LLC, a Delaware limited liability company (collectively, the “CF Capital Borrowers”) are obtaining the CF Capital Loan (defined below) from CF Capital, LLC, a Delaware limited liability company (“CF Capital”) for the purpose of acquiring the Other Assets (defined below).

C. Subject to the terms and conditions set forth herein, Lender has agreed to loan to Borrower the Loan Amount (defined below).

AGREEMENT :

NOW THEREFORE, FOR GOOD AND VALUABLE CONSIDERATION, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

1. DEFINITIONS; INTERPRETATION.

1.1 Definitions. As used herein, initially capitalized words and terms shall have the meanings assigned to them below:

“Additional Permitted Prepayments” is defined in Section 3 of the Note.

“Affiliate” shall mean any Person that directly or indirectly controls, is controlled by or is under common control with an identified Person; provided, however, that a Person shall be deemed to control another Person if such Person possesses, directly or indirectly, the power to direct or cause the direction of the management, policies and/or decision making of such other Person, whether through the ownership of voting securities, by contract or otherwise.

“Applicable Interest Rate” is defined in Section 1 of the Note.

“Alameda (Bayport) Assets” is defined in the Purchase and Sale Agreement and includes, without limitation, the Venture Interest, the Shortfall Loan Documents, the Warmington Loan Documents, that portion of the Real Property that has been, or will be from time to time, acquired by Borrower from CIC under the DDA until such time as it is contributed to the Venture, and the Borrower Transferred Rights and Obligations.

“Bankruptcy Code” shall mean 11 U.S.C. Sections 101, et seq.

“Borrower” shall have the meaning assigned to such term in the Preamble, but shall also mean the permitted successors and assigns as the context requires.

“Borrowers’ Equity” means an amount equal to Nine Million Nine Hundred Fifty-Eight Thousand Four Hundred Dollars ($9,958,400.00).

“Borrower Transferred Rights and Obligations” is defined in the Collateral Assignment of Development Documents.

“Business Day” means any day of the year other than Saturdays, Sundays, and legal holidays on which national or California lending institutions are closed.

“CF Capital” means CF Capital LLC, a Delaware limited liability company.

“CF Capital Loan” means the loan in the original principal amount of Two Hundred Thirty-Four Million Eight Hundred Six Thousand Four Hundred Dollars ($234,806,400.00) which is being made by the CF Capital to the CF Capital Borrowers to acquire the Other Assets pursuant to the CF Capital Loan Documents.

“CIC” means the Community Investment Commission of the City of Alameda, a public body corporate and politic.

“City” means the City of Alameda.

“CLDC” means Catellus Land and Development Corporation, a Delaware corporation.

“Closing Date” shall mean the Initial Loan Funding Date.

“Collateral” means the Alameda (Bayport) Assets and all other property or assets of all Borrower now or hereafter collaterally assigned to Lender as security for the Loan.

“Collateral Assignment of Development Documents” means the Assignment of Development Documents and Consent of the Community Investment Commission to the Assignment dated of even date herewith between Lender and Borrower and consented to by CIC pursuant to which Borrower collateral assigns to Lender all of “Borrower’s Transferred Rights and Obligations” and all other existing or future agreements with the City and/or CIC which facilitate the development of or benefit the Venture Land or the Real Property.

“Collateral Assignment of Shortfall Deed of Trust” means the Collateral Assignment of Residential Shortfall Deed of Trust executed and delivered by Borrower in favor of Lender, assigning to Lender the Shortfall Deed of Trust which shall be recorded in the Official Records.

“DA” is that certain Development Agreement with the City, dated as of June 6,2000 and recorded in the Official Records on July 21, 2000 as Series No. 2000216843, as amended and more described in the Collateral Assignment of Development Documents.

“DDA” is that certain Disposition and Development Agreement with the CIC dated June 16, 2000 and recorded in the Official Records on July 21, 2000 as Series No. 2000216842, as amended and more particularly defined in the Collateral Assignment of Development Documents.

“Debt” shall mean, as to any Person, all of such Person’s liabilities, including all indebtedness (recourse and nonrecourse, short term and long term, direct and contingent), all committed and unfunded liabilities and all unfunded liabilities that would appear upon a balance sheet of such Person prepared in accordance with GAAP.

“Deed of Trust” shall mean the Deed of Trust, Assignment of Rents, Security Agreement and Fixture Filing of even date herewith executed by Borrower in favor of Lender, creating a first lien security interest in that portion of the Real Property owned in fee by Borrower on the Closing Date, as amended from time to time by a Deed of Trust Amendment, adding as additional collateral for the Loan any Real Property acquired from time to time by Borrower from CIC under the DDA and shall also mean any new or deed of trust that is executed by Borrower in favor of Lender as required under Section 6 hereof.

“Deed of Trust Amendment” means an amendment to the Deed of Trust in form and substance acceptable to Lender reflecting the additional Real Property acquired by Borrower from CIC under the DDA.

“Development Management Agreement” shall mean that certain Development Agreement dated of even date herewith, between Borrower and the CF Capital Borrowers, as owners, and Development Manager, as manager, concerning the development, management and operations of the Properties and the Alameda (Bayport) Assets by Development Manager.

“Development Manager” shall mean Catellus Urban Construction Inc., a Delaware corporation.

“Entitlements” shall mean all authorizations, approvals, rights, maps, licenses, permits, franchises, certificates, instruments, documents, agreements, variances and other land use entitlements required for the development of a Property in accordance with all applicable Legal Requirements and Specific Property Agreements.

“Environmental Indemnity” shall mean that certain Environmental Indemnity of even date herewith executed by Borrower in favor of Lender.

“Environmental Laws” shall have the meaning set forth in the Environmental Indemnity.

“Event of Default” shall mean the occurrence of any of the events listed in Section 7.1.

“Financial Statements” shall mean, collectively, a balance sheet as of the end of the applicable fiscal period (including supporting schedules), statements of income and retained earnings for the applicable fiscal period, and a statement of cash flow for the applicable fiscal period.

“Financing Statement” shall mean any one of those certain UCC-1 Financing Statements naming Borrower or Guarantor as debtor and Lender as secured party and intended to be filed with the Delaware Secretary of State.

“GAAP” shall mean generally accepted accounting principles as in effect on the Closing Date and consistently applied throughout the applicable periods.

“Governmental Authority” shall mean any federal, state or local governments, and all subdivision thereof, including any agency, authority, board, bureau, commission, department or other public body, including any court, administrative tribunal or public utility.

“Guarantor” means FOCIL Holdings, LLC, a Delaware limited liability company.

“Guaranty” means that certain Guaranty of Recourse Obligations executed by Guarantor in favor of Lender pursuant to which Guarantor guarantees the recourse obligations of the Borrower under the Loan Documents.

“Hazardous Substances” shall have the meaning set forth in the Environmental Indemnity.

“Impositions” shall mean all taxes, including real and personal property taxes, water and sewer charges, special assessments (including assessments levied by a CFD) and any other similar charges that may be, or become, a lien on the Real Property.

“Indebtedness” means the Loan Amount, together with all accrued and unpaid interest thereon, interest accrued at the Applicable Interest Rate or the Default Rate (if applicable), Late Charges (if any), the Prepayment Fee (if any) the Exit Fee, and all other obligations and liabilities due or to become due to Lender pursuant to the Loan Documents and all other amounts, sums and expenses paid by or payable to Lender pursuant to the Loan Documents.

“Initial Loan Funding Date” means the day upon which the initial funding of the Loan occurs.

“Lease” shall mean any lease, rental or other occupancy agreement affecting a Property.

“Legal Action” shall mean an action, suit, claim, investigation, proceeding, mediation, reference or arbitration at law or in equity or before or by any Governmental Authority, arbitrator or mediator.

“Legal Requirements” shall mean (a) all decisions, statutes, laws, ordinances, rulings, directions, rules, regulations, orders, writs, decrees, injunctions, permits, certificates or other requirements of any Governmental Authority in any way applicable to, or affecting, an identified Person and/or thing (including one or more of the Properties), (b) an entity’s bylaws and articles of incorporation or partnership, limited partnership, limited liability company, joint venture, trust or other form of business association agreement, and (c) all other Contractual Obligations applicable to, or affecting, such identified Person and/or thing (including the Venture and the Real Property).

“Lender” shall have the meaning assigned to such term in the Preamble, but shall also mean its permitted successors and assigns as the context requires.

“Loan Amount” shall mean Thirty-Nine Million Eight Hundred Thirty-Three Thousand Six Hundred Dollars ($39,833,600.00).

“Loan Commitment Fee” shall mean an amount equal to One Hundred Ninety-Nine Thousand One Hundred Sixty-Eight Dollars ($199,168.00), which is one-half of one percent (0.5%) of the Loan Amount.

“Loan Documents” means the loan documents described in Section 3 hereof and all other documents, agreements or instruments evidencing, securing or relating to the Loan.

“Maturity Date” is defined in Section 1 of the Note.

“Note” shall mean that certain Secured Promissory Note of even date herewith in the Loan Amount executed by Borrower and payable to Lender.

“Official Records” means the Official Records of Alameda County, California.

“Outstanding Balance” shall mean the outstanding principal balance of the Loan as of a certain date.

“Person” shall mean a natural person, a partnership, a joint venture, an unincorporated association, a limited liability company, a corporation, a trust, any other business association or any Governmental Authority.

“Potential Default” means any condition or event that could, with the lapse of time or the giving of notice thereof by Lender, constitute an Event of Default;

“Property Specific Agreements” means the DDA, the DA the Warmington Loan Documents, the Shortfall Loan Documents and those agreements, instruments and documents described on Exhibit D hereto.

“Purchase and Sale Agreement” shall mean that certain Purchase Agreement dated of even date herewith, executed by Guarantor, as buyer, and CLDC and the other “Sellers” named therein pursuant to which Borrower is acquiring the Alameda (Bayport) Assets and the CF Capital Borrowers are acquiring the Other Assets, as assigned from Guarantor to Borrower and the CF Capital Borrowers pursuant to a written assignment dated of even date herewith.

“Real Property” means (a) that certain real property located in the City of Alameda, County of Alameda, California and described in Exhibit A which is owned by Borrower on the Closing Date until the time such property is contributed to the Venture and (b) that certain real property that is acquired from CIC at any time after the Closing Date pursuant to the terms of the DDA until the time such property is contributed to the Venture.

“Reimbursement and Payment Right(s)” means, individually, any right, and collectively, all rights, a Borrower possesses to receive the following whether now or hereafter existing: tax increment; proceeds from tax increment; proceeds from TIF bonds; proceeds of CFD bonds, special taxes, performance bond reimbursements, credits, reimbursements or other direct or indirect payments from any community facility district or similar body (“CFD”), or any other governmental or quasi-governmental authority (or any payments in lieu thereof from any person or entity), including without limitation any payment to be made under or pursuant to any of “Borrower’s Transferred Rights and Obligations” (as defined in the Collateral Assignment of Development Documents); and the Warmington Note Payments, the Shortfall Note Payments and the Venture Distributions.

“Repayment” shall mean Borrowers’ payment of the Loan and all other Indebtedness and all obligations of Borrower under the Loan Documents (other than the Environmental Indemnity).

“Sellers” means the parties identified as “Sellers” in the Purchase and Sale Agreement.

“Security Documents” shall mean the documents described in Section 2.3.

“Shortfall Deed of Trust” means that certain Deed of Trust dated April 22, 2003 and recorded on May 5, 2003 as Document No. 2003261373 among CIC, as trustor, First American Title Company, as trustee, and CRL, as beneficiary, whose rights as beneficiary thereunder are concurrently herewith being assigned to Borrower pursuant to the Borrower Shortfall Loan Assignment (defined below).

“Shortfall Loan Documents” means the Shortfall Note, the Shortfall Deed of Trust, and terms and conditions set forth in the DDA regarding the “Residential Shortfall Loan” (as defined in the DDA) and all other documents evidencing, relating to and securing the Shortfall Note.

“Shortfall Note” means that certain Promissory Note Secured by Deed of Trust in the original principal amount of $28,800,000.00 executed by CIC to the order of Catellus Residential Land, LLC (“CRL”) whose rights as beneficiary thereunder are being concurrently herewith assigned to Borrower pursuant to that certain Assignment and Assumption (Alameda Shortfall Loan and Deed of Trust) between Borrower, as assignee, and Lender, as successor in interest to CRL, as assignor, dated of even date herewith (“Borrower Shortfall Loan Assignment”).

“Shortfall Note Payment(s)” means individually, any payments, and collectively, all payments, due and to become due under the Shortfall Note, and all collections thereon, and all other amounts paid thereunder including any and all prepayments; and all other cash and non-cash proceeds thereof.

“Sole Member” means Guarantor, the sole member of Borrower who has been approved by Lender.

“Special Purpose Bankruptcy Remote Entity” is defined in Exhibit G.

“Title Company” means First American Title Insurance Company.

“Title Policy” means a title insurance policy in the form of an American Land Title Association Loan Policy-1970 extended coverage (without revision, modification or amendment) issued from time to time by Title Company to Lender for the Real Property each with a liability limit established by Lender equal to the fair market value of the Real Property so secured as reasonably determined by Lender, subject to any exceptions of record as of the Closing Date, or that are placed of record after the Closing either as required by the City or any other Governmental Authority or with the approval of Lender and including such endorsements (including without limitation tie in and first loss endorsements) and other affirmative coverage required by Lender.

“Venture” means Bayport Alameda Associates, LLC, a Delaware limited liability company, which is governed by the Venture Agreement (as hereinafter defined).

“Venture Agreement” means that certain limited liability company agreement captioned “Limited Liability Company Agreement of Bayport Alameda Associates, LLC”, dated as of May [    ], 2002, between CRG, as “Catellus” thereunder, and Warmington Alameda Associates, L.P., as “Builder” and “Homebuilding Manager” thereunder.

“Venture Distribution(s)” means any “Distribution,” as defined in the Venture Pledge Agreement, which is payable or has been paid to Borrower pursuant to the Venture Agreement.

“Venture Interest” means collectively, the interest identified in the Venture Agreement as the interest of “Catellus”, including all of Borrower’s right, title, and interest in, and claims against, the Venture and, without limitation, all of Sellers’ rights to distributions, capital, profits, voting, information and control under the Venture Agreement.

“Venture Land” means the real property owned by the Venture as of the Closing Date and the Real Property that shall from time to time be contributed to the Venture by Borrower after the Closing Date.

“Venture Payment(s)” means individually, any payment or other sum, and collectively, all payments or other sums, paid or payable to Borrower arising out of a Reimbursement and Payment Right.

“Venture Pledge Agreement” means the Pledge and Security Agreement executed by Borrower in favor of Lender, creating a security interest in the Venture Interest.

“Warmington Loan Documents” means the Warmington Note, the Warmington Membership Pledge and any and all other documents now or hereafter evidencing, relating to or securing the Warmington Note.

“Warmington Note” means that certain Promissory Note in the original principal amount of $8,000,000.00 executed by Warmington Alameda Associates, L.P,, a California limited partnership (“Warmington”) to the order of Catellus Residential Group, Inc. (“CRG”) whose rights as payee thereunder were assigned to Borrower pursuant to that certain Assignment and Assumption (Warmington Loan Documents) between Borrower and CRG, dated of even date herewith (“Borrower Warmington Loan Assignment”).

“Warmington Note Payment(s)” means individually, any payments, and collectively, all payments, due and to become due under the Warmington Note, and all collections thereon, and all other amounts paid thereunder including any and all prepayments; and all other cash and non-cash proceeds thereof.

“Warmington Membership Pledge” means the Membership Pledge Agreement dated May 8, 2003 executed by Warmington in favor of CRG (whose rights thereunder have been assigned to Borrower under the CRG Warmington Loan Assignment), pursuant to which Warmington pledged to CRG a first lien security interest in all of Warmington’s membership interest in the Venture as collateral for the Warmington Note.

1.2 Conflict. Except as provided to the contrary in any of the other Loan Documents, in the event of any conflict between any provision of this Agreement and any provision of the other Loan Documents, the provision of this Agreement shall control.

1.3 Severability. The unenforceability or invalidity of any provision of this Agreement as to any Person or circumstance shall not render that provision unenforceable or invalid as to any other Persons or circumstance, and all provisions hereof, in all other respects, shall remain valid and enforceable to the fullest extent permitted by law.

1.4 Preparation. This Agreement has been prepared by Lender and its professional advisors and reviewed by Borrower and its professional advisors. Borrower, Lender and their respective advisors believe that this Agreement is the product of all of their efforts, that it expresses their agreement and that it should not be interpreted in favor of, or against, either Borrower or Lender. The parties further agree that this Agreement will be construed to effectuate the normal and reasonable expectations of sophisticated borrowers and lenders.

1.5 Use of Certain Words. As used in this Agreement, (a) the words “include,” “includes” and “including” and words of similar import shall be construed as if followed by the words “without limitation” (b) the words “hereof,” “herein” and “hereunder” and words of similar import shall be construed to refer to this Agreement as a whole and not to any particular provisions of this Agreement; (c) pronouns shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns and pronouns shall include the plural and vice versa; and (d) the word “day” shall mean a calendar day unless stated to be a Business Day.

1.6 References. Except as provided herein to the contrary, references to any “Section” or “Exhibit” herein are to the sections and exhibits of this Agreement. References to any agreement or other document defined herein are to such agreement or documents as amended, restated, supplemented or otherwise modified. References to any statutory section or act herein are to such section or act as amended and/or recodified as well as to any successor statues thereto.

1.7 Discretion. If Lender is provided with an option (e.g., “Lender may”) or other discretionary right to act hereunder (e.g., to elect, approve, require or determine), Lender shall not be obligated to take any action with respect thereto or may exercise such option or take such action, without an unreasonable delay in doing so, in its sole and absolute discretion, unless provided otherwise, in which case Lender shall act reasonably, promptly (i.e., without unreasonable delay) and without imposing unnecessary or unreasonable conditions. Furthermore, any approval or consent of Lender required herein must be obtained prior to the act for which Lender’s approval or consent is required, and Lender’s decision to grant or withhold such approval or consent shall be narrowly construed to cover only the matters identified therein.

1.8 Incorporation. The preamble and recitals of, and the exhibits attached to, this Agreement are hereby incorporated into, and made a part of, this Agreement.

1.9 Titles and Headings. The titles and headings of the sections and exhibits of this Agreement are intended for the convenience of reference only and shall not limit or otherwise affect the meaning of any provision of this Agreement.

1.10 Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of California, without giving effect to conflict of laws principles.

1.11 Time. Subject to the remainder of this Section 1.11, time is of the essence with respect to this Agreement and the performance of each obligation contained herein. Wherever the time for performance of any obligation hereunder or if, pursuant to this Agreement, a party must act by a particular time, or an act is effective only if done by a particular time, and the last date for the performance of such obligation or the doing or effectiveness of such act falls on a day other than a Business Day, the time for the performance of such obligation or the doing or effectiveness of such act shall be extended to the next succeeding Business Day. The first day shall be excluded and the last day shall be included when computing the time in which an obligation is to be performed or an act is to be done under this Agreement. Except as provided herein to the contrary, all time periods shall end at 5:00 p.m., California time. Lender shall not unreasonably delay (or withhold) its response when Borrowers are required or desire to obtain Lender’s approval or consent hereunder.

2. THE LOAN. Subject to the provisions of this Agreement, Lender agrees to lend to Borrowers, and Borrowers agree to borrow from Lender, the Loan Amount.

2.1 Loan. Proceeds of the Loan that have been repaid may not be re-borrowed. In the event all of the conditions set forth or referenced in Section 3 have been satisfied by Borrower or waived by Lender on the Closing Date, Lender shall disburse, on the Closing Date, the Loan Amount to the Title Company for the account of Borrower to be used for the payment of the purchase price due and payable to the “Seller” named under the Purchase Agreement for the Alameda (Bayport) Assets, and Lender shall have no further obligation to make disbursements of proceeds of the Loan.

2.2 Payments; Prepayment. All payments required to be made by Borrower to Lender under the Loan Documents, shall be made in lawful money of the United States of America to Lender as directed in the Note, or such other place that Lender may designate, in same day funds, not later than 2:00 p.m. California time on the date such payment is due. Borrower shall have the right to prepay the Loan in accordance with the terms of the Note.

2.3 Security. Repayment shall be secured by the following:

2.3.1 The Deed of Trust recorded in the applicable Official Records and creating a first priority lien on the Real Property and perfecting a first priority security interest on any fixtures;

2.3.2 A Financing Statement for Borrower filed with the Delaware Secretary of State and perfecting a first priority security interest in the Venture Interest and so much of Borrower’s personal property as a security interest is granted and/or created under the Loan Documents;

2.3.3 The Venture Pledge Agreement constituting a pledge and assignment of the Venture Interest;

2.3.4 The Collateral Assignment of the Development Documents;

2.3.5 The Guaranty;

2.3.6 The Warmington Note Allonge;

2.3.7 The Shortfall Note Allonge;

2.3.8 Collateral Assignment of Shortfall Deed of Trust;

2.3.9 Such other security documents that Lender may reasonably request.

2.4 Borrower’s Equity. Borrower shall furnish equity in the amount of the Borrower’s Equity, which amount shall be funded in cash or other readily available funds and used towards the payment of the purchase price for the Alameda (Bayport) Assets as required under the Purchase and Sale Agreement. Costs, Fees and Expenses.

2.4.1 On the Closing Date, Borrower shall pay to Lender so much of the Loan Commitment Fee as has not previously been paid by Borrower to Lender;

2.4.2 On the Closing Date, Borrowers shall pay to Lender an amount equal to all Loan Expenses pursuant and subject to the limitations on Borrowers obligations to pay the same in accordance with Section 5.3 of the Purchase and Sale Agreement. The parties acknowledge and agree that the terms “Closing Costs” as used in the Purchase and Sale Agreement includes all Loan Expenses. If the Closing Costs exceed “Buyer’s Share of Closing Costs” (as defined in the Purchase and Sale Agreement), then Lender shall arrange for the payment (and the allocation between Lender and the Sellers under the Purchase and Sale Agreement) of such excess costs pursuant to a separate agreement between Lender and such Sellers. As used herein, “Loan Expenses” means: (i) all survey charges for the surveys obtained by Borrowers in connection with its acquisition of the Properties that are to be certified to Lender, recording and registration fees and charges; (ii) all documentary stamp and other taxes and charges imposed by law on the issuance or recording of any of the Loan Documents; and (iii) all title premiums for the Title Policy (and related endorsements);

2.4.3 To the extent not paid pursuant to Section 2.5.2, Borrower shall, within ten (10) days after written demand, pay to Lender all customary and reasonable costs, fees (including appraisal and attorneys’ fees) and expenses paid or incurred by Lender in connection with the Loan, including any costs, fees and expenses incurred in connection with the preparation and negotiation of any modification or “workout” of the Loan, the perfection, protection, exercise or enforcement of the rights of Lender under the Loan Documents and the fees of any consultant hired by Lender as permitted herein. The Security Documents shall secure any costs, fees and expenses expended by Lender. The obligations of Borrower under this Section 2.5.3 shall survive the reconveyance or other release of the Collateral.

3. CONDITIONS PRECEDENT. Notwithstanding the execution of this Agreement by Lender, the obligation to make the Loan, is conditioned upon (a) Borrower’s satisfaction, or Lender’s waiver, of the conditions set forth in Exhibit B; (b) Title Company’s unconditional and irrevocable commitment to issue the Title Policy for each the Real Property owned by Borrower on the Closing Date; and (c) Lender’s receipt of the following documents, together with such other documents as Lender may reasonably require:

3.1 This Agreement;

3.2 The Note;

3.3 The Deed of Trust;

3.4 The Pledge and Security Agreement;

3.5 The Guaranty;

3.6 The Financing Statements;

3.7 Collateral Assignment of the Development Documents;

3.8 The Environmental Indemnity;

3.9 Originals of all “Consents” from any third party in connection with the Development Documents (defined in the Collateral Assignment of Development Documents), the Note Collateral, and the Venture Pledge Agreement to the extent any such third party consent is required for the creation or perfection of the security interests in the Collateral contemplated herein or in the Loan Documents;

3.10 Taxpayer Identification Number Forms for Borrower

3.11 The Warmington Allonge

3.12 The Shortfall Loan Allonge; and

3.13 The Collateral Assignment of Shortfall Deed of Trust.

4. INSURANCE. Borrower shall obtain and maintain the insurance required under the Deed of Trust, the Venture Agreement and the Development Management Agreement.

5. REPRESENTATIONS AND WARRANTIES.

5.1 Consideration. As an inducement to Lender to execute this Agreement and to make the Loan, Borrower represents and warrants to Lender that all of the statements set forth in this Section 5 are, and will be, correct and complete in all material respects as of the Closing Date and shall survive through and including the Maturity Date.

5.2 Organization, Powers and Good Standing.

5.2.1 Borrower is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Delaware and is registered to do business in and is in good standing under the laws of the State of California. Borrower has all requisite limited liability company power and limited liability company authority, rights and franchises to own and operate its properties (including the Property), to carry on its businesses as now conducted and as proposed to be conducted, and to enter into and perform its obligations under the Loan Documents executed by Borrower. The address of Borrower’s chief executive office and principal place of business is c/o Farallon Capital Management, L.L.C., One Maritime Plaza, Suite 1325, San Francisco, California 94111, Attention: Richard B. Fried.

5.2.2 Guarantor is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Delaware. Guarantor has all requisite limited liability company power and limited liability company authority, rights and franchises to own and operate its properties, to carry on its businesses as now conducted and as proposed to be conducted, and to enter into and perform its obligations under the Loan Documents executed by Guarantor.

5.3 Filings.

5.3.1 Borrower and Guarantor has made all filings in each jurisdiction in which the character of the property it owns or the nature of the business it transacts makes such filings necessary or where the failure to make such filings could have a materially adverse effect on the business, operations, assets, condition (financial or otherwise) or prospects of Borrower or Guarantor, as applicable.

5.4 Non-Foreign Status. Borrower is not a “foreign corporation,” “foreign partnership,” “foreign trust,” or “foreign estate,” as those terms are defined in the Revenue Code and the regulations promulgated thereunder.

5.5 Authorization of Loan Documents. The execution, delivery and performance by Borrower and Guarantor of the Loan Documents executed by Borrower or Guarantor, as applicable, have been duly authorized by all necessary action.

5.6 No Conflict. The execution, delivery and performance by Borrower of the Loan Documents executed by Borrower and Guarantor, as applicable, will not (a) violate the operating agreements of Borrower or Guarantor; (b) to Borrower’s knowledge, violate any Legal Requirement applicable to Borrower or Guarantor, or any of their respective properties (including the Collateral); and (c) result in or require the creation (except as contemplated by the Loan Documents) of any lien on, or security interest in, any of Borrower’s properties.

5.7 Approval. No approvals, authorizations or consents, except those that have been obtained, are required for the due execution, delivery and performance by Borrower and Guarantor of the Loan Documents executed by Borrower and Guarantor, as applicable.

5.8 Binding Obligations. The Loan Documents executed by Borrower and Guarantor have been duly executed and delivered by, or on behalf of, Borrowers and Guarantor, respectively, and are legally valid and binding obligations of Borrower and Guarantor, enforceable against Borrower and Guarantor in accordance with their terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally and by general principles of equity.

5.9 Litigation; Adverse Facts. There is no Legal Action pending or, to the knowledge of Borrower, threatened by, against or otherwise affecting Borrower or Guarantor (other than the Retained Litigation or Assumed Litigation, as such terms are defined in the Purchase and Sale Agreement): (a) that, if adversely determined against Borrower or Guarantor could materially adversely affect the ability of Borrower or Guarantor to perform its obligations under the Loan Documents; or (b) questioning the validity or the enforceability of the Loan Documents. There is no basis known to Borrower for any such Legal Action. To the best knowledge of Borrower, neither Borrower or Guarantor are in violation of any Legal Requirement applicable to it.

5.10 Payment of Taxes. All tax returns and reports of Borrower and Guarantor required to be filed have been timely filed, and all taxes, fees and other charges that are due and payable to Governmental Authorities by Borrower or Guarantor in connection with its assets, income and franchises, have been paid prior to delinquency.

5.11 Securities Activities. Borrower is not engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying any “margin stock” (as defined within Regulations T and U of the Board of Governors of the Federal Reserve System), and none of the value of such Borrower’s assets consists of such margin stock. No part of the Loan will be used to purchase or carry any margin stock or to extend credit to others for that purpose or for any other purpose that violates the provisions of Regulations U or X of the Board of Governors.

5.12 Government Regulations. Borrower is not subject to regulation under the Investment Company Act of 1940, the Federal Power Act, the Public Utility Holding Company Act of 1935, the Interstate Commerce Act or any other federal or state statute or regulation limiting its ability to incur Debt.

5.13 Rights to Project Specific Agreements. Borrower is the owner of all rights acquired from Sellers in and to all existing Project Specific Agreements. Borrowers’ interest in the Project Specific Agreements is not, and will not be, subject to any claim (other than under the Loan Documents), set-off or deduction other than in the ordinary course of business.

5.14 Financial Condition. Borrower and Guarantor each are solvent, and no bankruptcy, reorganization, insolvency or similar proceeding has been initiated with respect to any Borrower under the Bankruptcy Code or any other similar state or federal law. Borrower has received reasonably equivalent value for the granting of the security interests created and perfected pursuant to the Security Documents, and the granting of such security interests does not constitute a fraudulent conveyance.

5.15 Personal Property. Borrower is now, and shall continue to be, the owner of the “Personal Property” (as defined in the Deed of Trust) acquired from Sellers free from any lien, security interest or adverse claim of any kind whatsoever, except for liens or security interests in favor of Lender, or otherwise approved by Lender, including, without limitation, pursuant to Section 6.16 hereof.

5.16 Intentionally Omitted.

5.17 Borrower’s Knowledge. For purposes of the Loan Documents, the phrase “to Borrower’s knowledge”, or similar words (such as “to the best of Borrower’s knowledge”) shall mean the current actual knowledge of Seth Hamalian and/or Richard Fried, without any duty of investigation or inquiry of any other person.

5.18 Limitation of Borrower Liability. Notwithstanding anything to the contrary contained in the Loan Documents, Borrower shall not be liable to Lender for any loss or damage to Lender as a result of a breach of the representations and warranties contained in this Section 5 if such representation or warranty was actually known to be inaccurate by Lender as of the date of this Agreement.

6. COVENANTS.

6.1 Consideration. As an inducement to Lender to execute this Agreement and to make the Loan, Borrower covenants for the benefit of Lender as set forth in this Section 6, which covenants shall remain in effect, except as provided herein to the contrary, until the Outstanding Balance of the Loan has been repaid in full.

6.2 Development Management Agreements. Borrower will not grant a security interest in the Development Management Agreement other than to Lender. Borrowers will perform and discharge in all material respects all of its obligations under the Development Management Agreement.

6.3 Development Documents and Project Specific Agreements. Borrower will not grant a security interest in any of the Project Specific Agreements other than to Lender. Borrower will perform and discharge in all material respects all of its obligations under the Project Specific Agreements and shall provide Lender with a copy of any notice of default received by a Borrower thereunder.

6.4 No Possession. Borrower will not permit any receiver, trustee or assignee for the benefit of creditors of Borrower to be appointed to take possession of the any of the Collateral.

6.5 Protection of Lien. Except for the liens referenced in the Title Policy and the liens expressly permitted elsewhere in the Loan Documents including under Section 6.16 of this Agreement, Borrower will maintain each lien created by the Deed of Trust as a valid first priority lien on the Real Property secured thereby.

6.6 Compliance with Legal Requirements. Borrower will comply in all material respects with all Legal Requirements applicable to it, and the Real Property and will use commercially reasonable efforts to cause the Venture to comply in all material respects with all Legal Requirements applicable to the Venture and will provide Lender with a report of any search performed by a Governmental Authority for violations of such Legal Requirements.

6.7 Personal Property. Except as permitted pursuant to Section 6.16, Borrower will not incorporate any materials, equipment or fixtures into the Real Property that are subject to any instrument, document or agreement wherein the right is reserved to any Person to remove or repossess any such materials, equipment or fixtures, or whereby title to the same is not vested in Borrower at the time of installation, and Borrower will, upon written demand, deliver to Lender all instruments, documents and agreements pursuant to which Borrower claims title to any such materials, equipment or fixtures incorporated into the Real Property.

6.8 Special Districts. Except for any existing CFDs and any CFD contemplated by, and consistent with, any Property Specific Agreement approved by Lender, Borrower shall notify Lender of any intent or proposal to include the Real Property in a CFD, and, unless approved of by Lender as provided in this Section 6.10, shall object to the inclusion of the Real Property therein; provided, however, that Borrower shall not object to, and shall vote for, the inclusion of the Real Property in a CFD contemplated by, and consistent with, any Property Specific Agreement approved by Lender. Lender shall also have the right to file, in the name of Borrower or otherwise, a written objection to the inclusion of the Real Property in any such CFD, and to appear at, and participate in, any hearing with respect to the formation of any such CFD.

6.9 Taxes; Contest Rights. Borrower shall pay or discharge all lawful claims, including Impositions and other taxes, assessments and governmental charges or levies imposed on Borrower or its assets (including the Real Property), prior to the date upon which penalties attach thereto, and shall submit evidence to Lender confirming the payment of the same; provided, however, that Borrower may, in good faith, contest any such claims by appropriate Legal Action so long as:

6.9.1 Borrower has a reasonable basis for such contest;

6.9.2 Borrower pays, prior to the date any interest or penalties will attach thereto, any portion of such claims that Borrower does not contest;

6.9.3 Borrower’s contest will not result in, or pose any risk of, the seizure, sale or imposition of a lien on any Property;

6.9.4 Borrower delivers to Lender a bond or other security as Lender may require in connection with such contest;

6.9.5 Borrower prosecutes such contest with due diligence; and

6.9.6 Borrower pays, prior to the date any interest or penalties will attach thereto, the amount of the disputed claim that is determined to be due and owing by Borrower (if not bonded or secured pursuant to Section 6.11.4).

In the event Borrower does not prevail in any such contest and make any payment required to be made pursuant to this Section 6.11, Lender may draw or realize upon any bond or other security delivered to Lender in connection with the contest by Borrower, in order to make such payment.

6.10 Financial Statements and Reports.

6.10.1 Borrower shall provide Lender with the following with respect to each Borrower:

6.10.1.1 Tax returns for each fiscal year of Borrower and the Venture, as soon as available, and in any event within thirty (30) days after the date such returns are filed; and

6.10.1.2 Financial Statements for each fiscal year of Borrower and the Venture, as soon as available, and in any event within ninety (90) days after the end of each such fiscal year, which shall be (a) prepared in reasonable detail in accordance with GAAP (on an accrual basis) provided that such financial statements need not be audited (provided that if the Venture does not currently prepare its Financial Statements in accordance with GAAP, then such statements need only be prepared in accordance with the Venture’s current practice and method), and (b) signed and certified as correct and complete by Borrower and the Venture, as applicable.

At Lender’s request, Borrower will provide Lender with a copy of any and all reports relating to the Alameda (Bayport) Assets received by Borrower from the Development Manager or any other party.

6.11 Further Assurances. Borrower shall execute and deliver, promptly after Borrower’s receipt of any written request therefor by Lender, all instruments, documents and agreements, and shall take such other action that Lender reasonably determines is necessary, to maintain, perfect or insure Lender’s security interest in the security provided for the Loan, including the execution of such modifications to the Loan Documents and the delivery of such endorsements to the Title Policies as Lender shall require, and Borrower shall pay all costs, fees (including attorneys’ fees) and expenses related thereto. Promptly upon the request of Lender, Borrower shall execute and deliver a certification of non-foreign status under Revenue Code Section 1445. Furthermore, Borrower authorizes Lender to file any financing statements and financing statement changes, renewals and continuations to perfect Lender’s security interest in the security provided for herein and in the other Loan Documents.

6.12 Notices. Borrower shall promptly give Lender notice of the following:

6.12.1 Unless previously delivered to Lender prior to the date hereof, any written notice of an impending, or actual, lien, levy, attachment or restraint made or filed against the Real Property or the Venture, or any receiver, trustee or assignee for the benefit of creditors appointed to take possession of a Property;

6.12.2 Unless previously known to Lender prior to the date hereof, any Legal Action that is instituted by or against a Borrower;

6.12.3 Unless previously known to Lender prior to the date hereof, any material default on the part of Borrower or the Venture under any of the Project Specific Agreements, which notice shall include a copy of each notice of default received from any other party thereto;

6.12.4 Any change, or contemplated change, in (a) the location of Borrower’s principal place of business, (b) the legal, trade or fictitious business names used by Borrower, or (c) the purpose or business of Borrower.

6.13 Maintenance of Existence. Borrower will (a) maintain and preserve its existence and all rights, franchises and licenses material to its business or necessary for the Real Property or the Venture Interest; (b) maintain its assets in good order and repair; (c) conduct its business in an orderly manner without voluntary interruption; and (d) maintain its chief executive office and principal place of business in the State of California.

6.14 Third Party Debt. Borrower shall not, without Lender’s consent, incur, or become liable for, nor allow any Venture to incur, or become liable for, any Debt, whether secured or unsecured, in favor of any Person, other than (a) the Loan; (b) trade debt incurred in the ordinary course of a Borrower’s business in connection with the Real Property, including any guaranties, letters of credit, bonding and indemnities incurred in the ordinary course of owning, developing, constructing and operating, marketing and selling the Real Property all of which shall be subordinate to Borrowers’ payment obligations under the Loan Documents; (c) Impositions; (d) the CFD Bonds; (e) debt obligations of the Venture existing on the Closing Date; (f) debt obligations of the Venture to which Borrower does not have the right to prevent under the Venture Agreement; (g) Debt of the direct or indirect members of the Sole Member so long as such Debt is not assumed or guaranteed by the Borrower; and (h) such other exceptions as Borrower may request subject to Lender’s approval in its sole and absolute discretion (provided that if Development Manager, but not any successor to Development Manager, recommends to a Borrower that it incur additional Debt, then Lender’s approval to the same shall not be unreasonably withheld).

6.15 Property Debt. Except for the Security Documents, and Impositions, the Alameda (Bayport) Assets shall not be security or collateral, be encumbered by any mortgage or deed of trust or otherwise hypothecated for any Debt in favor of any Person except as Borrowers may otherwise request from Lender and subject to Lender’s approval in its sole and absolute discretion.

6.16 Payment of Debt. Borrower will:

6.16.1 Duly and promptly cause to be paid prior to delinquency all principal of and interest on any Debt of Borrower and use commercially reasonable efforts to cause the Venture to duly and promptly pay prior to delinquency all principal of and interest on any Debt of the Venture,

6.16.2 Comply with, and perform, in all material respects all provisions of the instruments, documents and agreements evidencing or securing such Debt,

6.16.3 Promptly inform Lender of any default, or anticipated default, under any such instrument, document or agreement, and

6.16.4 Forward to Lender a copy of any notice of default or notice of any event that might result in a default under any such instrument, document or agreement, including liens encumbering the Real Property that have been subordinated to the Deed of Trust (regardless of whether or not permitted under this Agreement).

Notwithstanding the foregoing, Borrower shall have the right to contest any default or anticipated default described in Section 6.18.3 in accordance with all applicable requirements of Section 6.11; provided that no bonding or security for an anticipated default shall be required prior to receipt of a default notice.

6.17 Leases. Borrower shall not enter into any Lease or amend or terminate any existing Lease, and Borrower shall not permit the Venture to enter into any Lease or amend or terminate any existing Lease (other than those that Borrower has no right to prevent the Venture from entering into, amending or terminating), without the prior written consent of Lender, which consent shall not be unreasonably withheld.

6.18 Intentionally Omitted.

6.19 Venture Payments. Borrowers shall not accept or receive any Venture Payment without the concurrent payment directly to Lender of the applicable Mandatory Principal Payment (as defined in the Note).

6.20 Real Property Acquisitions. Borrower shall not acquire any Real Property from the CIC under the DDA without first complying with the provisions of Section 6.25 hereof.

6.21 Modification of Certain Documents. Without Lender’s prior written approval, Borrower shall not hypothecate or modify any Project Specific Agreement; provided that approval of such modification by Lender shall not be unreasonably withheld, conditioned or delayed. Furthermore, Borrower shall promptly provide Lender with a copy of all documents evidencing any approved modification or hypothecation.

6.22 Legal Actions. If any Legal Action is commenced against or affecting Borrower or the Venture or the assets of Borrower or the Venture, Borrower shall diligently and in good faith defend, or use commercially reasonable efforts to cause the Venture to defend, the same.

6.23 Access to Books and Records. Borrower shall give any representative of Lender access, upon reasonable prior notice and during business hours, to, and permit such representative to examine, copy or make excerpts from, its properties, books and records. Borrower will maintain a system of accounting established and administered in accordance with sound business practices to permit preparation of financial statements in conformity with GAAP. Borrower shall keep and maintain, and shall use commercially reasonable efforts to cause the Venture to keep and maintain, full and accurate accounts and records of its operations with respect to the Loan according to sound accounting practices for its type of business. In furtherance of the foregoing, Borrower represents to Lender that it has authorized and does hereby authorize Development Manager to give Lender access to all such communications between Borrower and Development Manager, and Lender agrees that, during the term of the Development Management Agreement, Lender shall be deemed to have notice of all information contained in such books and records.

6.24 Special Purpose Bankruptcy Remote Entity. Borrower and the Sole Member shall at all times be a Special Purpose Bankruptcy Remote Entity. Borrower shall not directly or indirectly make any change, amendment, or modification to its respective organizational documents or otherwise take any action which would result in Borrower or the Sole Member not being a Special Remote Bankruptcy Remote Entity.

6.25 Additional Real Property Acquired by Borrower under the DDA. In the event Borrower intends to acquire Real Property from the CIC under the DDA, Borrower shall comply with each of the following terms and conditions:

6.25.1 Borrower shall provide Lender with a copy of any written notice given to the CIC of Borrower’s intent to acquire additional Real Property under the DDA together with any documentation provided to or by Borrower in connection with the acquisition of such additional Real Property;

6.25.2 Borrowers shall execute and deliver to Lender a Deed of Trust Amendment or a new Deed of Trust, if the previous Deed of Trust was previously fully reconveyed, which shall be in form and content substantially the same as the Deed of Trust recorded on the Closing Date other than the legal description of the Property and any other additional provisions as Lender deems necessary in its reasonable discretion based upon its review of title to the added Real Property.

6.25.3 Borrower shall cooperate with Lender in causing the Title Company to issue such endorsements to the existing Title Policy for the Deed of

Trust as Lender deems necessary in order to add the additional Real Property to the estate insured thereunder or if a new Deed of Trust is recorded, a new Title Policy in substantially the same form as the existing Title Policy.

6.25.4 Borrower shall furnish to Lender a title commitment issued by the Title Company for the additional Real Property together with copies of the exceptions referenced therein.

6.25.5 If requested by Lender, Borrowers shall deliver an opinion from counsel to each Borrower concerning the due formation and authority of Borrower and the due execution and delivery and enforceability of the Deed of Trust Amendment or the new Deed of Trust, as the case may be, and any other Loan Documents executed and delivered by Borrower in connection with the acquisition of any Real Property acquired by Borrower after the Closing Date.

6.25.6 Borrower shall deliver certificates of insurance evidencing that the policies of insurance required under Section 4 of the Deed of Trust have been modified to cover the additional Real Property.

6.25.7 If requested by Lender, Borrower shall cause the Guarantor to reaffirm in writing its obligations under the Guaranty.

7. EVENTS OF DEFAULT AND REMEDIES.

7.1 Events of Default. The occurrence of any one or more of the following shall constitute an Event of Default under this Agreement:

7.1.1 The failure by Borrower to make a payment of money to Lender within ten (10) days after written demand from Lender that such amounts are past due under the Loan Documents; provided, however, no such written notice shall be required for any payment due under the Note and no such written notice shall be required in any case where this Agreement or any other Loan Document requires the delivery of a separate written notice or demand for payment from Lender to Borrowers, in which case it shall be an Event of Default if the Borrowers fail to make a payment of money to Lender within ten (10) days from the date such payment was due under the Note or any of the other Loan Documents.

7.1.2 The failure by Borrower to (a) perform any obligation under the Loan Documents not involving the payment of money, or (b) comply with any other term or condition applicable to Borrower under any of the Loan Documents, and the expiration of thirty (30) days after notice of such failure from Lender to Borrower, provided that if such failure cannot reasonably be cured within such thirty (30) day period but is capable, with reasonable diligence, of being cured within a total of ninety (90) days, Borrower shall have an additional sixty (60) days in which to effect such cure provided that Borrower commence to cure such failure within the initial thirty (30) day period, at all times diligently pursues the cure to completion, and in fact completes such cure within the subsequent sixty

(60) day period; provided, however, that the cure periods provided by this Section 7.1.2 shall not apply to any such failures to perform or comply that are described elsewhere in this Section 7.1.

7.1.3 Any representation or warranty by Borrower in any of the Loan Documents is incorrect or incomplete or otherwise misleading as of the date made or deemed made which would have a material impact on Lender’s security or Borrower’s ability to perform under the Loan Documents, and, if such breach is reasonably susceptible of being cured, the expiration of thirty (30) days after notice of such breach from Lender to Borrower without the same being cured, provided that if such breach cannot reasonably be cured within such thirty (30) day period but is capable, with reasonable diligence, of being cured within a total of ninety (90) days, Borrower shall have an additional sixty (60) days in which to effect such cure provided that Borrower commence to cure such breach within the initial thirty (30) day period, at all times diligently pursues the cure to completion, and in fact completes such cure within the subsequent sixty (60) day period; provided, however, that the cure periods provided by this Section 7.1.3 shall not apply to any such failures to perform or comply that are described elsewhere in this Section 7.1.

7.1.4 Any payment obligation or any other material term or condition of the Loan Documents shall, at any time and for any reason, cease to be valid and binding on Borrower, except through Lender’s acts, or the validity or enforceability thereof shall be contested or denied in bad faith by Borrower.

7.1.5 Borrower (a) is unable, or admits in writing its inability, to pay its monetary obligations as they become due, (b) makes a general assignment for the benefit of creditors, or (c) applies for, consents to or acquiesces in the appointment of a trustee, receiver or other custodian for itself or its property, or, in the absence of such application, consent or acquiescence, a trustee, receiver or other custodian is appointed for Borrower or the property of Borrower (including the Project), and such appointment is not discharged within sixty (60) days.

7.1.6 The commencement of any case under the Bankruptcy Code or commencement of any other bankruptcy, arrangement, reorganization, receivership, custodianship or similar proceeding under any federal, state or foreign law by or against any Borrower, provided that if any such case or other bankruptcy, arrangement, reorganization, receivership, custodianship or similar proceeding is commenced against Borrower, such case or other bankruptcy, arrangement, reorganization, receivership, custodianship or similar proceeding is not dismissed within sixty (60) days after its commencement.

7.1.7 A final judgment or decree for monetary damages or a monetary fine or penalty (not subject to appeal or as to which the time for appeal has expired) is entered against Borrower by any Governmental Authority, and such judgment, decree, fine or penalty is not paid and discharged or stayed within sixty (60) days after the entry thereof.

7.1.8 The dissolution or liquidation of Borrower other than the dissolution not sooner than one (1) year after the sale of all of Alameda (Bayport) Assets.

7.1.9 The commencement of any action or proceeding that seeks as one of its remedies the dissolution or liquidation of Borrower other than the dissolution not sooner than one (1) year after the sale of all of the Alameda (Bayport) Assets, if such action or proceeding is not dismissed within sixty (60) days after its commencement.

7.1.10 The assets of Borrower are attached, levied on or otherwise seized by legal process, and such attachment, levy or seizure is not quashed, stayed or released within sixty (60) days of the date thereof.

7.1.11 The occurrence of any Transfer (as defined in the Deed of Trust) that is prohibited under Section 2(f) of the Deed of Trust or any Transfer (which, for purposes of this clause of this Section 7.1.11 relating to the Venture Interest only, shall be as defined in the Venture Pledge Agreement) of the Venture Interest that is prohibited under the Venture Pledge Agreement if not cured (a) with respect to any mechanics lien or other involuntary lien as respects the Real Property, within the time and pursuant to the requirements of Section 1(e) of the Deed of Trust, and (b) with respect to any other involuntary Transfer as respects the Real Property, within ten (10) Business Days of the occurrence thereof, and (c) with respect to any voluntary Transfer as respects the Real Property and/or as respects the Venture Interest, immediately upon the occurrence of such a Transfer.

7.1.12 Borrower is in material default under the DDA, the DA, the Warmington Loan Documents (if and to the extent Borrower has any obligation under the Warmington Loan Documents), the Shortfall Loan Documents or any other material Project Specific Agreement beyond any applicable notice and cure period set forth in the DDA, DA or other applicable Project Specific Agreement and the expiration of ten (10) Business Days after notice thereof from Lender to Borrower without the same being cured, or such shorter period of time as may be necessary under the terms of the applicable agreement if the failure to cure the same within such shorter period would result in the termination of such agreement or other loss or impairment of any material right or benefit accruing or owing to Borrower under the same.

7.1.13 Borrower fails to perform or observe the provisions of Section 4 (relating to the maintenance of insurance) provided that if the reason Borrower does not maintain a particular form or type of insurance is that the insurer previously carrying such form or type of insurance for a Borrower ceases to exist or otherwise becomes insolvent, such Borrower shall have five (5) Business Days to place such insurance with another insurer meeting the insurance requirements set forth in Section 4 hereof, or Sections 6 and 7 (relating to insurance and condemnation proceeds).

7.1.14 Borrower fails to perform or observe the provisions of Section 6.2 and 6.4 hereof (relating to the modification of certain agreements) and the expiration of ten (10) Business Days after notice thereof from Lender to Borrower without the same being cured.

7.1.15 The failure of Borrower to pay to Lender a Mandatory Principal Payment within three (3) Business Day after the date such Borrower receives a Venture Payment.

7.1.16 A material default occurs under the Development Management Agreement by Borrower that is not cured within any applicable cure periods afforded Borrower thereunder and the expiration of ten (10) Business Days after notice thereof from Lender to Borrower without the same being cured, or such shorter period of time as may be necessary under the terms of the Development Management Agreement if the failure to cure the same within such shorter period would result in the termination of a Project Specific Agreement or other loss or impairment of any material right or benefit accruing or owing to Borrower as respects the Real Property (such as, for example, any Entitlement) or the Venture Interest.

7.1.17 A material default occurs under the Purchase and Sale Agreement by the “Buyer” (or any Borrower, as assignee of the “Buyer” thereunder) that is not cured within any applicable cure periods afforded the “Buyer” thereunder and the expiration of ten (10) Business Days after notice thereof from Lender to Borrower without the same being cured, or such shorter period of time as may be necessary under the terms of the Purchase and Sale Agreement if the failure to cure the same within such shorter period would result in the termination of a Project Specific Agreement or other loss or impairment of any material right or benefit accruing or owing to Borrower as respects the Real Property (such as, for example, any Entitlement) or the Venture Interest.

7.1.18 An Event of Default occurs under the CF Capital Loan Documents.

7.2 Remedies.

7.2.1 Notwithstanding anything herein to the contrary, but subject to Section 11.15 below, while an Event of Default is continuing Lender shall have all rights and remedies provided under the Loan Documents, at law, in equity or otherwise, including the following:

7.2.1.1 Lender may apply any of Borrowers’ funds in its possession to the Outstanding Balance of the Loan; and

7.2.1.2 Lender may declare the Outstanding Balance of the Loan, with interest thereon, and all other sums secured by the Security Documents, to be immediately due and payable.

7.2.2 Lender may cure any default by Borrower under the Project Specific Agreements, and all sums expended by Lender for such purposes shall be deemed to have been disbursed to, and borrowed by, Borrower and shall be secured by the Security Documents.

7.2.3 Borrower appoints Lender, or an independent contractor selected by Lender, as its lawful attorney-in-fact with full power of substitution, for the purposes of completing any construction work on a Property and performing Borrowers’ obligations thereunder in the name of Borrower or otherwise, and empowers such attorney-in-fact to do all of the following (it being understood and agreed that such power of attorney shall be deemed to be a power coupled with an interest that cannot be revoked until Repayment):

7.2.3.1 To employ attorneys to defend against attempts to interfere with the exercise of power granted hereby;

7.2.3.2 To pay, settle or compromise all claims that are, or may become, liens against any of the Alameda (Bayport) Assets, or may be necessary or desirable to clear objections to, or encumbrances on, title of any of the Alameda (Bayport) Assets;

7.2.3.3 To employ watchmen and erect security fences to protect the Real Property owned by Borrower from loss or damage; and

7.2.3.4 To take such action and require such performance as it deems necessary under any of the bonds or insurance policies to be furnished hereunder, to make settlements and compromises with the sureties or insurers thereunder, and in connection therewith to execute instruments of release and satisfaction. Notwithstanding the foregoing or any provision in any Loan Document to the contrary, if and when Lender enters into any agreement or signs any document under a power of attorney pursuant to any Loan Document for any Borrower, Lender shall not create any personal liability for Borrower beyond that which such Borrower is already subject. Lender will endeavor to provide notice of any document signed by Lender under a power of attorney for Borrower provided that the failure to do so shall not constitute a default hereunder by Lender or otherwise impair Lender’s rights or remedies hereunder or under any of the other Loan Documents.

7.2.4 All remedies of Lender provided for in this Agreement are cumulative and shall be in addition to all other rights and remedies available under the other Loan Documents or any other document or by law or equity, but subject to Section 11.15 below. No exercise by Lender of any right or remedy shall in any way constitute a cure or waiver of an Event of Default, or invalidate any act done pursuant to any notice of default, or prejudice Lender in the exercise of any other right or remedy available to Lender. No failure by Lender to exercise, and no delay in exercising, any right or remedy shall operate as a waiver or otherwise preclude enforcement of any of its rights and remedies; nor shall any single or partial exercise of any right or remedy preclude any further exercise thereof or of any other right or remedy. Lender does not need to resort to any particular right or remedy before exercising or enforcing any other.

8. PARTIAL RECONVEYANCE AND RELEASE. Except as provided in this Section 8, the Real Property shall not be released from the liens of the Deed of Trust and the Venture Interest shall not be released from the Venture Pledge Assignment until Repayment.

8.1 Contributions of Real Property to the Venture. At the request of Borrower in connection with a contribution of Real Property to the Venture (“Contribution”), Lender shall execute and deliver (i) a reconveyance releasing that portion of the Real Property being contributed to the Venture by Borrower from the lien of the Deed of Trust securing such Real Property which shall be recorded in the Official Records concurrently with the Contribution thereof and in connection with each Contribution the satisfaction of each of the following conditions:

8.1.1 The Real Property being released constitutes a legally subdivided interest in real property, and sale thereof will not otherwise violate any applicable Legal Requirement;

8.1.2 Lender shall have received copies of all documentation executed by Borrower, Warmington and/or CIC concerning the contribution of the Real Property to the Venture.

8.1.3 Borrower shall have paid all reasonable out of pocket costs, fees and expenses incurred or charged by Lender in connection with the release of the Real Property;

8.1.4 If less than all of the Real Property secured by the Deed of Trust is being released, Borrower will execute and deliver to Lender in recordable form and on terms acceptable to Lender, an Amendment to the Deed of Trust to reflect, among other things, that the term “Property” as used in the Deed of Trust shall thereafter mean and refer to the remaining portion of the Real Property which will be recorded immediately prior to the release.

8.1.5 If less than all of the Real Property secured by the Deed of Trust is being released, if requested by Lender, Borrower shall furnish Lender an endorsement or endorsements updating the existing loan title policy, and revising the insured estate to exclude the released portion of the Real Property, in form satisfactory to Lender. The endorsements shall insure the Deed of Trust to be a first and prior lien on the remaining Real Property subject only to the Permitted Exceptions and any other exceptions which may be approved by Lender, in its sole discretion;

8.1.6 If requested by Lender, Guarantor shall have reaffirmed in writing to Lender all of its obligations under the Guaranty.

9. ASSIGNMENT OF BUYER’S RIGHTS UNDER THE PURCHASE AND SALE AGREEMENT. Borrower hereby assigns, transfers and conveys to Lender, and grants to Lender a first lien security interest in, as security for the Loan, all of Borrower’s rights, title and interests in and to the Purchase and Sale Agreement relating to the Alameda (Bayport) Assets. During the continuance of an Event of Default under the Loan Documents, Borrower shall not take any action or exercise any right under the Purchase Agreement relating to the Alameda (Bayport) Assets without Lender’s prior written consent, which may be given or withheld in Lender’s sole and absolute discretion. Borrower shall perform and discharge in all material respects each and every obligation, covenant and agreement of Borrower under the Purchase and Sale Agreement and shall do all acts that may be necessary to maintain, preserve and protect the Borrower’s rights thereunder. Borrower will not convey, assign, encumber or transfer, whether for purposes of security or otherwise, any of its rights under the Purchase and Sale Agreement.

10. ASSIGNMENT OF THE WARMINGTON LOAN DOCUMENTS AND THE SHORTFALL LOAN DOCUMENTS.

10.1 Note Collateral. As used herein, the term “Note Collateral” shall mean, collectively all of the Borrower’s right title and interest as lender under the Warmington Loan Documents and the Shortfall Loan Documents, including without limitation the right to receive the Shortfall Note Payments and the Warmington Note Payments (sometimes collectively referred to as, the “Note Payments”), and any and all renewals and extensions of any of the foregoing and any and all replacements or substitutions for any of the foregoing; and any and all proceeds of the foregoing.

10.2 Pledge and Assignment of, and Grant of Security Interest in, the Note Collateral. Borrower hereby deposits with Lender and otherwise assigns, transfers and grants to Lender, and there is hereby created in favor of Lender a security interest under the California Uniform Commercial Code (“UCC”) in and to the Note Collateral as additional security for the Loan.

10.3 Nature of Assignment. Borrower agrees that Lender shall have sole and exclusive possession of the original Note Collateral, including the original Shortfall Note and Warmington Note, and that the assignment contained in this Section 10 constitutes a present and current assignment of the Note Collateral and is effective upon the execution and delivery hereof. Payments under or with respect to the Note Collateral shall be made as follows:

10.3.1 Lender shall have the right, at any time, to notify the Note Obligors under the Note Collateral, of the assignment of the Note Collateral to Lender hereunder and, at any time during the continuance of an Event of Default, to direct Borrower and Note Obligors to pay all Note Payments directly to Lender.

10.3.2 So long as an Event of Default is not continuing, within one business day of receipt, Borrower shall pay to Lender Lender’s share of each and every Note Payment received by Borrower as and when required under the Note. All such payments received by Borrower during the continuance of an Event of Default shall be immediately delivered to Lender, in the same form as received, with the addition only of such endorsements and assignments as may be necessary to transfer title to Lender, and pending such delivery, all such payments shall be held in trust for Lender. All Note Payments received by Lender (other than during the continuance of an Event of Default) shall constitute Mandatory Principal Payments and applied to the Note in accordance with Section 3 of the Note.

10.3.3 During the continuance of an Event of Default, Borrower hereby agrees that it shall pay, and Borrower hereby authorizes and directs CIC to thereafter pay all Shortfall Note Payments and Warmington to pay all Warmington Note Payments directly to Lender, and any and all such Shorftall Note Payments and Warmington Note Payments received by Borrower shall be promptly delivered to Lender in the same form as received, with the addition only of such endorsements and assignments as may be necessary to transfer title to Lender, and pending such delivery, all such payments shall be held in trust for Lender and upon receipt by Lender shall be applied to the Indebtedness.

10.3.4 Borrower hereby irrevocably designates and appoints Lender, as its true and lawful attorney-in-fact, which appointment is coupled with an interest, at any time during the continuance of an Event of Default, either in its name or otherwise, for the purpose of taking any or all of the following actions: to ask, demand, sue for, attach, levy, settle, compromise, collect, recover, receive and give receipt for any and all of the Note Collateral and to take any and all actions as Lender may deem necessary or desirable in order to realize upon the Note Collateral, or any portion thereof, including the right and power to endorse, in the name of Borrower, any checks, notes, drafts and other instruments received in payment of all or any portion of the Note Collateral; it being specifically understood and agreed, however, that Lender shall not be obligated in any manner whatsoever to exercise any such power or authority or be in any way responsible for the collection of or realizing upon the Note Collateral, or any portion thereof. The foregoing appointment is irrevocable and shall continue, and any such rights, powers and privileges shall be exclusive in Lender, until full repayment of the Loan.

10.4 Note Collateral. The originals of the Shortfall Note and Warmington Note, each duly endorsed by Borrower pursuant to an allonge, in form and substance acceptable to Lender (“Allonges”), and the originals of the other Shortfall Loan Documents and the other Warmington Loan Documents, all have been delivered to Lender; provided, however, that so long as there is no Event of Default existing, Lender shall return such originals to Borrower as necessary for Borrower to enforce the terms and conditions of the Shortfall Loan Documents and/or the Warmington Loan Documents as applicable and provided further however that Borrower shall return such originals promptly after the completion of such enforcement actions.

10.5 Information About Collateral and Inspection of Books. Borrower shall keep at all times complete and accurate records of all Shortfall Note Payments and the Warmington Note Payments received by Borrower and shall allow Lender upon reasonable notice to inspect, audit, check and make extracts from such records, and Lender shall have the right to make direct verification from CIC and/or Warmington. Borrower shall, immediately upon request by Lender, execute and deliver to Lender a sworn affidavit setting forth in detail any and all Note Payments received by Borrower during any period specified by Lender. Borrower shall promptly forward to Lender copies of all communications received by Borrower from CIC or Warmington or from any other party, or sent by Borrower, relating to the Note Collateral. In furtherance of the immediately preceding sentence, Borrower represents to Lender that it has authorized and does hereby authorize Development Manager to give Lender access to all such communications and Lender agrees that, during the term of the Development Management Agreement, Lender shall be deemed to have notice of all such communications.

10.6 Good Title. Borrower is the sole, lawful and beneficial owner of the Note Collateral acquired from Seller and has the full and complete right, power and authority to create a security interest in the Note Collateral in favor of Lender, in accordance with the terms and provisions of this Agreement. The security interest in the Note Collateral created hereunder constitutes and will at all times continue to constitute a valid and enforceable first priority perfected security interest in the Note Collateral in favor of Lender, free and clear of all liens, claims, encumbrances and rights of others. Borrower has made no contract or arrangement of any kind or type whatsoever (whether oral or written, formal or informal), the performance of which by the other party thereto could give rise to a lien on the Note Collateral or any portion thereof.

10.7 No Future Encumbrance or Transfer. Borrower shall not encumber, pledge, anticipate, borrow against, or create any right of offset against the Note Collateral, and shall not transfer, assign, sell or convey all or any portion of the Note Collateral.

10.8 Consents. Borrower will deliver to Lender on the Closing Date the written consent of Warmington and CIC to the collateral assignment to Lender of the Warmington Loan Documents and the Shortfall Loan Documents, respectively, in form and content acceptable to Lender.

10.9 Perfection of Security Interest. Borrower authorizes Lender to file any one or more financing statements in California and/or in Delaware and to execute, acknowledge and deliver all such further assignments, security agreements, endorsements, and assurances as Lender may from time to time require for the better assuring, conveying, assigning and confirming to Lender of the Note Collateral and the rights hereby conveyed or assigned or intended now or hereafter to be conveyed or assigned, and for carrying out the intention or facilitating the performance of the terms of the assignment contained herein. Upon the earlier of the full payment of the Loan or the time required under the Warmington Loan Documents for the release of the Note Collateral, Lender will execute a release of the Note Collateral (as respects the Warmington Loan Documents), including a release of any financing statements that may have been filed in California and/or in Delaware. In addition, upon the earlier of the full payment of the Loan or the time required under the Alameda Loan Documents for the release of the Note Collateral, Lender will execute a release of the Note Collateral (as respects the Alameda Loan Documents), including a release of any financing statements that may have been filed in California and/or in Delaware and a reconveyance or release of the Collateral Assignment of Shortfall Deed of Trust.

10.10 Collateral; Compliance and Defense. Borrower shall comply in all material respects with all obligations of Borrower as lender under the Shortfall Loan Documents and Warmington Loan Documents. Borrower, at its sole cost and expense, shall defend any claims against the Note Collateral or any action that might affect the Note Collateral or any interest therein.

10.11 Protecting Collateral. Borrower will diligently and in good faith do all things and take all actions, including bringing appropriate actions against the applicable note obligor that are necessary or desirable to enforce the obligations of such note obligor to make the Shortfall Note Payments and the Warmington Note Payments, as applicable, and to protect and preserve the interest of Lender, under the assignment contained herein.

10.12 Notices. Borrower shall promptly deliver to Lender copies of any notice received or given by either CIC or Warmington. Borrower shall notify Lender immediately upon its receipt of any notice from either Warmington or CIC of its intention to make a Shortfall Note Payment or a Warmington Note Payment.

10.13 Action by Lender. During the continuance of an Event of Default:

10.13.1 Lender may take such action as Lender may deem reasonably necessary to protect the Note Collateral or its security interest therein, Lender being hereby authorized to pay, purchase, contest and compromise any encumbrance, charge or lien that in the sole and absolute judgment of Lender appears to be prior or superior to its security interest, and in exercising any such powers and authority to pay necessary expenses, employ counsel and pay attorney’s fees.

10.13.2 Lender may, in its sole and absolute discretion, make advances to protect the Note Collateral and its security therein, and any such advances made by Lender shall be deemed advances under the Loan Documents, increasing the indebtedness under the Loan.

10.13.3 To ask for, demand, sue for, collect, compound, receive, receipt for and give acquittances for any and all Note Payments; to endorse, in the name of Borrower or otherwise, all checks, notes, drabs, money orders, evidences of payment, or other instruments received in payment of, or on account of, the Note Collateral or any portion thereof; and to take any and all actions as Lender may reasonably deem necessary or desirable in order to preserve, process, develop, maintain and protect the Note Collateral and the value thereof and Lender’s interest therein for the benefit of Lenders, to realize upon the Collateral, or any portion thereof, including making any statements and doing or taking any acts on behalf of Borrower that are otherwise required of Borrower under the terms of the Note Collateral or any portion thereof as conditions precedent to the payment of the obligations evidenced by, or to the exercise of, the Collateral or any portion thereof; and to exercise any right and remedies available under the Warmington Loan Documents or the Shortfall Loan Documents, either in the name of Borrower or otherwise, and to execute any document or instrument that Lender may deem necessary or desirable in connection therewith, including pleadings, consent orders, stipulations, and other documents and instruments that Lender may deem necessary or desirable in connection with judicial or non judicial foreclosure of the Shortfall Deed of Trust or of the Shortfall Membership Pledge, other legal actions or proceedings with respect to the Note Collateral;

10.13.4 To endorse and transfer the Note Collateral upon foreclosure; provided, however, that Lender shall be under no obligation whatsoever to take any of the foregoing actions or to exercise any of the foregoing authority or power, and Lender shall have no liability or responsibility for any act or omission taken with respect thereto. Lender may exercise all of such rights and powers at any time during the continuance of an Event of Default, whether or not Lender has previously exercised its right to foreclose its security interest in the Note Collateral. The foregoing appointment of Lender as CIC’s attorney-in-fact is coupled with an interest and cannot be revoked by insolvency, reorganization, merger, consolidation or otherwise.

10.14 No Duty to Act. Lender shall be under no duty or obligation (i) to preserve, process, develop, maintain or protect the Note Collateral or any of Borrower’s rights or interests therein, or (ii) to make or give any notices of default, presentments, demands for performance, notices of non-performance or dishonor, protests, notices of protests or notices of any other nature whatsoever in connection with the Note Collateral on behalf of Borrower or any other Person having any interest therein; and Lender does not assume and shall not be obligated to perform the obligations of Borrower, if any, with respect to the Note Collateral.

10.15 Enforcement Rights. Borrower acknowledges and agrees that during the continuance of an Event of Default, and whether or not Lender, is the absolute owner of the Note Collateral, Lender shall have the right, but not the obligation, to exercise and enforce, in its name or otherwise, any or all rights and remedies of Borrower under the Warmington Loan Documents and the Shortfall Loan Documents to the exclusion of Borrower, including the right to inspect the Real Property, to receive information and documents, to declare due the Shortfall Note and the Warmington Note as and when provided under the Shortfall Loan Documents and the Warmington Loan Documents, to grant or withhold approvals, and to exercise discretion with respect to any matter as and when provided under the Warmington Loan Documents and the Shortfall Loan Documents. During the continuance of an Event of Default, Borrower shall not exercise or attempt to exercise any such right or remedy except with the written consent of Lender (which may be given or withheld in Lender’s sole and absolute discretion) and only in strict accordance with the instructions of Lender, and, if Lender so requires, the Shortfall Loan Documents and/or the Warmington Loan Documents may be reassigned to Borrower for such purpose. If Lender shall reassign the Shortfall Loan Documents or the

Warmington Loan Documents to Borrower for the purpose of permitting the exercise by Borrower of the right of foreclosure or power of sale thereunder, or the exercise of other rights and remedies thereunder, such reassignment shall be in such form and substance as shall be acceptable to Lender in its sole and absolute discretion. During the continuance of an Event of Default, Lender may, at its option, enforce or conduct any action for foreclosure under the Shortfall Loan Documents or the Warmington Loan Documents in its name or otherwise, and Borrower specifically consents to any foreclosure (including non judicial foreclosure) under any or all of the Shortfall Loan Documents and/or the Warmington Loan Documents or any other action taken by Lender even though such action may release CIC or Warmington or any other obligor under the Collateral from personal liability with respect to any of the Shortfall Loan Documents or Warmington Loan Documents. Upon the exercise by Lender of any such remedies, any amount bid by Lender at any sale of the Real Property owned by CIC or any of the other collateral for the Shortfall Note or any sale of the interest of Warmington in the Venture or any of the other collateral for the Warmington Note may, at the option of Lender, be deemed to be a credit bid by Lender of the indebtedness evidenced by the Shortfall Note or the Warmington Note, as applicable or either or both of them, and the indebtedness evidenced by the Loan; Lender shall be entitled to setoff the amount of any such bid against any such indebtedness, all at the election of Lender, in its sole and absolute discretion; and any or all proceeds of the Warmington Note or the Shortfall Note may be applied against the indebtedness evidenced by the Loan in such order as Lender shall elect in its sole and absolute discretion, and Lender shall hold any property obtained by Lender at any such sale free and clear of any interest or claims of Borrower, regardless of whether Lender shall have exercised any remedy under this Agreement with respect to any of the Shortfall Loan Documents or Warmington Loan Documents, or shall have sold any of the Shortfall Loan Documents or Warmington Loan Documents or obtained absolute title thereto pursuant to its rights and remedies under the California Commercial Code or otherwise. Notwithstanding the foregoing, in the event Lender shall become the owner of any property securing the Shortfall Note or the Warmington Note at any such sale, any amount bid by Lender, on behalf of Lenders, at any such sale shall be credited against the Indebtedness; and nothing contained herein shall be deemed to be a waiver by Borrower of any interest it may have under applicable law to any excess proceeds of any such sale.

10.16 Note Collateral Remedies. Upon the occurrence of an Event of Default, Lender shall have, in addition to all other rights and remedies that Lender may have under this Section 10, at law, in equity or otherwise, all of the rights and remedies hereinafter set forth, and Lender may exercise without further notice to Borrower any one or more or all of such remedies without thereby waiving any of the others:

10.16.1 Lender shall have the right immediately to exercise all of its rights and remedies provided under the Warmington Loan Documents and the Shortfall Loan Documents.

10.16.2 Lender shall have the right to notify CIC and Warmington that all Note Payments are to be made directly and exclusively to Lender; to collect and to continue to collect all Note Payments on the Note Collateral; to renew, extend, accelerate, accept partial payments on, make allowances and adjustments and issue credits with respect to, release, settle, compound, collect or otherwise liquidate, on terms acceptable to Lender, in whole or in part, the Note Collateral and any amounts owing thereon or any guaranty or security therefor; to enter into any other agreement relating to or affecting the Note Collateral; to give all consents, waivers and ratifications in respect of the Note Collateral and exercise all other rights, powers and remedies and otherwise act with respect thereto as if it were the owner thereof; and to enforce payments and prosecute any action or proceeding with respect to any and all of the Note Collateral and take or bring, in its name or otherwise, all steps, actions, suits or proceedings deemed by Lender necessary or desirable to affect collection of or to realize upon the Note Collateral.

10.16.3 Lender shall have all of the rights and remedies of a secured party under the California Commercial Code as in effect at that time, including the right to take possession of the Note Collateral, and to sell or otherwise dispose of the same.

10.16.4 Lender shall have the right to foreclose the liens and security interests created under this Section 10 or under any other agreement relating to the Note Collateral by any available judicial procedure or without judicial process; and to sell, assign, lease or otherwise dispose of the Note Collateral or any part thereof, either at public or private sale, in lots or in bulk, for cash, on credit or for future delivery, or otherwise, with or without representations or warranties, and upon such terms as shall be acceptable to Lender in its sole and absolute discretion.

10.17 Application of Net Proceeds. The net cash proceeds resulting from the collection, liquidation, sale, lease or other disposition of the Note Collateral shall be applied to the payment and satisfaction of the Indebtedness in such order as Lender, in its sole and absolute discretion, may elect.

10.18 No Modifications or Settlements Without Lender’s Consent. Borrower shall not, without Lender’s written consent (which shall not be unreasonably withheld, conditioned or delayed, except as to the following clauses (i) and (iii) which may be given or withheld by Lender in its sole and absolute discretion): (i) settle or compromise any payment due under the Warmington Loan Documents and/or the Shortfall Loan Documents; (ii) materially amend, modify, supplement or otherwise alter the Warmington Loan Documents and/or the Shortfall Loan Documents; (iii) cancel or terminate the Warmington Loan Documents and/or the Shortfall Loan Documents; or (iv) waive or forgive any obligation under the Warmington Loan Documents and/or the Shortfall Loan Documents.

11. MISCELLANEOUS.

11.1 Sale of Loan and Loan Participations.

11.1.1 Lender may, at its cost and expense, sell participations to one or more Persons in all or a portion of the Loan not to exceed a 50% interest in the Loan. In the event of a secondary market transaction or any other sale or transfer of all or a participation interest in Lender’s interest in the Loan, Borrower and Guarantor shall be entitled to deal with and rely upon only Lender as servicer of the Loan or as administrative agent on behalf of all such participants of the Loan in connection with all matters relating to the Loan and shall not incur any costs greater those if the lead lender were the only lender (including enforcement costs). Any such transaction shall be at Lender’s sole cost and expense, including without limitation, the cost of any reports, certifications or opinions required of Borrower or Guarantor in connection with any such transaction provided that in no event shall any Borrower be liable (by way of certification or otherwise) for information or statements contained in third party reports used in secondary marketing transactions. No such transaction shall result in a material increase in the obligations or liability of Borrower or Guarantor under the Loan Documents by reason of any requested covenant, representation, warranty, indemnity or certification or otherwise.

11.1.2 So long as there is no Event of Default existing under the Loan Documents, Borrower shall have the right to prepay the Loan in full in accordance with the terms set forth herein, if Lender desires to sell the Loan to a third party that is unrelated to Lender (“Unrelated Loan Purchaser”) and that is not occurring in connection with a Change in Control in which case Borrower will have the right to prepay the Loan pursuant to the provisions of Section 3 of the Note (hereinafter, a “Loan Sale”). If Lender desires to consummate a Loan Sale, then Lender shall give written notice of such intention to Borrower (“Proposed Loan Sale Notice”), which Proposed Loan Sale Notice shall set forth the purchase price (“Purchase Price”) payable for the Loan by the Unrelated Loan Purchaser. Once a Proposed Loan Sale Notice has been delivered to Borrower, Lender may not proceed with a Loan Sale until Borrower has been given the right to repay the Loan in full on the terms set forth in this Section 10.2. Borrower shall have five (5) business days after receiving the Proposed Loan Sale Notice to exercise the right to repay the Loan by giving written notice (“Exercise Notice”) thereof to Lender within such 5 business day period. If Borrower timely gives the Exercise Notice, then Borrower shall have until 5:00 p.m. on the 30th day after the date Lender receives the Exercise Notice to prepay the Loan in full by paying to Lender in cash or other readily available funds an amount equal to the Purchase Price set forth in the Proposed Loan Sale Notice. If Buyer fails to timely give the Exercise Notice, or if Borrower affirmatively declines in writing the opportunity to payoff the Loan, or if Borrower fails to repay the Loan in full within the time and manner herein provided, then Borrower shall be deemed to have declined the right to payoff the Loan and Lender shall thereafter have the right for a period of one hundred eighty (180) days to consummate the Loan Sale for a purchase price that is no less than 97% of the Purchase Price set forth in the Proposed Loan Sale Notice, after which time Borrowers’ rights under this Section 11.1.2 will apply again to any proposed sale of the Loan.

11.2 Notices. Any notice, request, direction, demand, consent, waiver, approval or other communication required or permitted to be given hereunder shall not be effective unless it is given in writing and shall be delivered (a) in person, (b) by certified mail, postage prepaid, return receipt requested, (c) by facsimile, or (d) by a commercial overnight courier that guarantees next day delivery and provides a receipt, and addressed to the parties at the addresses stated below, or at such other address as either party may hereafter notify the other in writing as aforementioned:

If to Borrower:	c/o FARALLON CAPITAL MANAGEMENT, L.L.C.
One Maritime Plaza, Suite 1325
San Francisco, California 94111
Attention: Seth Hamalian
Richard B. Fried

Facsimile No.: (415) 956-8852

With a copy to:	Pircher, Nichols & Meeks
1925 Century Park East, Suite 1700
Los Angeles, California 90067
Attention: Real Estate Notices (MES/903297-1)

Facsimile No.: (310) 201-8922

If to Lender:	Catellus Finance Company, LLC
201 Mission Street, 2nd Floor
San Francisco, CA 94105-1832
Attention: Legal Department

Facsimile No.: (415) 974-4651

Service of any such notice or other communications so made shall be deemed effective on the day of actual delivery (whether accepted or refused) as evidenced by confirmed answerback if by facsimile (provided that if any notice or other communication to be delivered by facsimile is unable to be transmitted because of a problem affecting the receiving party’s facsimile machine, the deadline for receiving such notice or other communication shall be extended through the next Business Day), as shown by the addressee’s return receipt if by certified mail, and as confirmed by the courier service if by courier; provided, however, that if such actual delivery occurs after 5:00 p.m. (local time where received) or on a non-Business Day, then such notice or demand so made shall be deemed effective on the first Business Day immediately following the day of actual delivery. Except as provided herein to the contrary, no communications via electronic mail shall be effective to give any notice, request, direction, demand, consent, waiver, approval or other communications hereunder.

11.3 Indemnification. To the fullest extent permitted by law, and in addition to Borrowers’ other obligations hereunder, at law, in equity or otherwise, Borrowers agree to protect, indemnify, defend and hold Indemnitees harmless from and against any Legal Action (including reasonable attorney’s fees and expenses in connection therewith), liability, loss, out of pocket cost, expense or damage of any kind or nature that Indemnitees may incur or that may be brought or claimed against Indemnitees (collectively, “Losses”) in connection with (a) any breach by Borrowers or Guarantor of any material representation, warranty or covenant made in the Loan Documents or in any of the materials prepared by or on behalf of Borrowers or Guarantor; (b) any aspect of the Project, including the condition, occupancy/possession, use, management, planning, design, acquisition, sale, leasing, installation, maintenance, repair or construction of the Project; (c) the use of the proceeds of the Loan; (d) any lawful action that may be taken by Lender in connection with the enforcement of the provisions of the Loan Documents (including this Section 9.4), whether or not a Legal Action is brought by Indemnitees in connection with the same, or in connection with Borrower or Guarantor and/or any direct or indirect Constituent Owner thereof becoming a party to a voluntary or involuntary federal or state bankruptcy, insolvency or similar proceeding; (e) any lawful action that may be taken by Lender in connection with Borrower, Guarantor and/or any member or shareholder thereof becoming a party to a voluntary or involuntary federal or state bankruptcy, insolvency or similar proceeding, whether or not a Legal Action is brought by Indemnitees in connection with the same; or (f) the transactions contemplated by the Loan Documents (other than Lender’s failure to comply with any Legal Requirement that is applicable to the operation of Lender’s internal business affairs, including Lender’s failure to pay any fee for any license required to operate Lender’s business or Lender’s failure to pay its own income taxes). Notwithstanding the foregoing, it is the intent of Borrower and Indemnitees that Borrower shall be liable to indemnify Indemnitees under this Section 9.4 irrespective of the cause of such indemnification liability (i.e., regardless of whether or not caused by any act, omission, willful misconduct or negligent conduct (whether active or passive) of Borrower, or otherwise), except to the extent the cause of such indemnification liability is the gross negligence or willful misconduct of Indemnitees. Borrower further covenants and agrees, to the fullest extent permitted by law, to pay or reimburse Indemnitees for all reasonable out of pocket costs, fees or expenses incurred by Indemnitees in connection with investigating or defending any of the matters that Borrowers are required under this Section 11.3 to indemnify Indemnitees from or against. Upon being notified of or served in connection with any Legal Action that Indemnitees believe is covered under this Section 11.3, Indemnitees shall give Borrowers notice of such Legal Action and an opportunity to defend the same, at Borrower’s cost and expense, with legal counsel reasonably satisfactory to Indemnitees. Indemnitees may also, in their sole and absolute discretion, require Borrower to defend, at Borrower’s cost and expense and with legal counsel reasonably satisfactory to Indemnitees, any such Legal Action. Borrower shall not settle or otherwise compromise any matter that Borrower is required under this Section to indemnify Indemnitees from or against Indemnitees without the prior approval thereof by Indemnitees, which approval shall not be unreasonably withheld or delayed. The obligations of Borrowers under this Section shall survive Repayment and the surrender of the Note, release of the Venture Pledge Agreement, and reconveyance of the Deed of Trust for a period of one (1) year, except as to claims made by Indemnitees under, in connection with or pursuant this Section prior thereto, and the foreclosure of the Venture Pledge Agreement and/or the Deed of Trust and the extinguishment of the Deed of Trust by any means, including deed or assignment in lieu of foreclosure for a period of three (3) years, except as to claims made by Indemnitees under, in connection with or pursuant this Section prior thereto. Notwithstanding anything to the contrary contained herein, the foregoing indemnity shall not apply to any Losses for which Sellers are liable under the Purchase and Sale Agreement or under any closing document executed by Sellers thereunder (or for which Sellers would be liable but for the expiration of any survival period contained in the Purchase and Sale Agreement), or for which Development Manager is liable under the Development Management Agreement (or would be liable but for the expiration of any survival period contained in the Development Management Agreement).

11.4 Brokers. Borrower and Lender represent to the other that it does not know of any brokerage commissions or finders’ fees due or claimed with respect to the transaction contemplated hereby. Borrower and Lender shall indemnify and hold harmless the other from and against all loss, damage, liability and expense, including costs and attorneys’ fees, that the other may incur or sustain by reason of or in connection with any misrepresentation by the indemnifying party with respect to the foregoing.

11.5 Change, Discharge, Termination or Waiver. No provision of this Agreement may be changed, discharged, terminated or waived except in writing signed by the party against whom enforcement of the change, discharge, termination or waiver is sought. No failure by Lender to exercise and no delay by Lender in exercising any right or remedy under the Loan Documents or under the law or in equity shall operate as a waiver thereof.

11.6 Waiver. No previous waiver and no failure or delay by Lender in acting with respect to the provisions of this Agreement shall constitute a waiver of any breach, default or failure of a condition under this Agreement. A waiver of any provision of this Agreement must be made in writing by Lender and shall be limited to the written terms of such waiver.

11.7 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all such counterparts together shall constitute but one agreement.

11.8 Lender’s Costs and Fees. Borrower shall promptly pay all reasonable Costs (defined below) incurred by Lender in connection with the modification, workout, collection or enforcement of the Loan or any of the Loan Documents and all such Costs shall be included as additional Indebtedness bearing interest at the Default Rate until paid. For the purposes hereof “Costs” means all out of pocket expenditures and expenses which may be paid or incurred by or on behalf of Lender including without limitation, repair costs, payments to remove or protect against liens, reasonable attorneys’ fees, experts’ fees, receivers’ fees, engineers’ fees, accountants’ fees, independent consultants’ fees (including environmental consultants), all costs and expenses incurred in connection with any of the foregoing, Lender’s out-of-pocket costs and expenses related to any audit or inspection of the Real Property or Venture Interest, outlays for documentary and expert evidence, stenographers’ charges, stamp taxes, publication costs, and costs (which may be estimates as to items to be expended after entry of an order or judgment) for procuring all such abstracts of title, title and UCC searches, and examination, title insurance policies, and similar data and assurances with respect to title as Lender may deem reasonably necessary either to prosecute any action or to provide evidence to bidders at any foreclosure sale of the true condition of the title to, or the value of, the Venture Interest or the Real Property, and reasonable attorneys’ fees and costs, incurred or expended by Trustee or Lender arising out of or in connection with any action, proceeding or hearing, legal, equitable or quasi-legal, including the preparation therefore and any appeal therefrom, in any way affecting or pertaining to the Loan Documents, the Venture Interest or the Real Property. Without limiting the foregoing provisions of this Section 10.9, in the event Lender or Borrowers bring an action against the other party (other than under or pursuant to any one of the Loan Documents or the Environmental Indemnity), the prevailing party in such action shall be entitled to recover reasonable attorneys’ fees and costs in such tort action.

11.9 Reinstatement. Notwithstanding anything herein to the contrary, Lender’s rights hereunder shall be reinstated and revived, and the enforceability of the Loan Documents shall continue, with respect to any amount at any time paid on account of the Loan that thereafter shall be required to be restored or returned by Lender, including the restoration or return of any amount pursuant to a court order or judgment (whether or not final or non-appealable), or pursuant to a reasonable, good faith settlement of a pending or threatened avoidance or recovery action, or pursuant to reasonable, good faith compliance with a demand made by a Person believed to be entitled to pursue an avoidance or recovery action such as a bankruptcy trustee or a Person having the avoiding powers of a bankruptcy trustee or similar avoiding powers (and without requiring Lender to oppose or litigate avoidance or recovery demands or actions that Lender believes in good faith to be meritorious or worthy of settlement or compliance, or pursue or exhaust appeals), all as though such amount had not been paid. The rights of Lender created or granted herein and the enforceability of the Loan Documents at all times shall remain effective to cover the full amount of the Loan even though the Loan, including any part thereof or any other security or guaranty therefor, may be or hereafter may become invalid or otherwise unenforceable as against any other Person and whether or not any other Person shall have any personal liability with respect thereto.

11.10 Jury Waiver. Borrower and Lender voluntarily, knowingly, irrevocably and unconditionally waives any right to have a jury participate in resolving any dispute (whether based on contract, tort or otherwise) between the parties hereto arising out of, or in any way related to, this Agreement.

11.11 Integration. This Agreement, together with the other Loan Documents, constitutes the entire agreement of the parties to the Loan Documents with respect to the subject matter hereof and thereof, and supersedes, in all respects, all other communications between or among such parties, whether oral or written.

11.12 Modifications. This Agreement may not be modified except by a writing signed by the parties hereto.

11.13 Independent Effect. All covenants herein shall be given independent effect so that if a particular action or condition is not permitted by any one of such covenants, the fact that it would be permitted by an exception to, or otherwise be within the limitations of, another covenant, shall not avoid the occurrence of an Event of Default or Potential Default if such action is taken or condition exists.

11.14 Relationship of Lender and Borrowers. The relationship between Lenders and Borrower shall be that of creditor-debtor only. No term in this Agreement or in the other Loan Documents or in the Purchase and Sale Agreement or the Development Management Agreement, and no course of dealing between the parties, shall be deemed to create any relationship of agency, partnership or joint venture or any fiduciary duty by Lender to any other party. No default by the Development Manager under the Development Management Agreement or by a Seller under the Purchase and Sale Agreement shall be deemed or construed to constitute a default under this Agreement or the other Loan Documents, to create a defense to the performance of Borrower’s obligations hereunder or under the other Loan Documents, or to otherwise affect, impair, delay or alter in any way Lender’s rights and remedies under the Loan Documents. Borrower acknowledges and agrees that none of the rights or obligations of the parties hereunder or under the Loan Documents shall be affected, impaired, delayed or altered in any way by the fact that Sellers and Development Manager are affiliated with Lender.

11.15 Non-Recourse Loan. The provisions of Section 11 of the Note (Non-Recourse Liability; Recourse Carve-Outs) are hereby incorporated herein by this reference.

12. EXHIBITS. The following exhibits are attached hereto:

Exhibit A	Legal Description of Real Property
Exhibit B	Closing Conditions
Exhibit C	Single Purpose Entity

[signatures follow on next page]

IN WITNESS WHEREOF, Borrower and Lender have caused this Loan Agreement (Alameda –Bayport) to be duly executed and delivered as of the date first set forth above.

“BORROWER”	FOCIL-BP, LLC, a Delaware limited liability company

	By:	Farallon Capital Management, L.L.C. a Delaware limited liability company, Its Manager

		By:	/s/ Richard B. Fried
			Name:	Richard B. Fried
			Title:	Managing Member

“LENDER”	CATELLUS FINANCE COMPANY, LLC, a Delaware limited liability company

	By:	/s/ Ted Antenucci
		Name:	Ted Antenucci
		Title:	President

EXHIBIT A

LEGAL DESCRIPTION OF REAL PROPERTY

Legal Description

Alameda (Bayport)

NCS-121096

Real property in the City of Alameda, County of Alameda, State of California, described as follows:

PARCEL ONE:

Lots 1 through 7, inclusive, and Lots E, F, G and TT, Tract 7387, filed June 24, 2003, in Map Book 271, pages 1 through 34, inclusive, Alameda County Records.

PARCEL TWO:

Easements for ingress, egress and utilities reserved for the benefit of Lots 1 through 7 inclusive, and Lots E, F, G and TT, Tract 7387 in that certain Grant Deed from the Community Improvement Commission of the City of Alameda, recorded June 26, 2003, as Series No. 2003372954.

APN: 074-1353-005, 006, 007, 015 through 022

EXHIBIT B

Legal Description

Alameda (Bayport)

NCS-121095

Real property in the City of Alameda, County of Alameda, State of California, described as follows:

Lots 8 through 46, inclusive, and Lettered Lots A (Glenview Street), B (Kinkaid Square),C, D (Bryant Avenue), H (Hatfield Lane), I (Hollister Avenue), J (Emeric Lane), K, L (Emeric Lane), M, and AA (Pelican Court), Tract 7387, filed June 24, 2003, Map Book 271, Pages 1 to 34, inclusive, Alameda County Records.

APN: 074-1353-001

EXHIBIT B

Legal Description

Alameda (Bayport)

NCS-125049

Real property in the City of Alameda, County of Alameda, State of California, described as follows:

Lots 1 through 30, inclusive, Lots 51 through 155, inclusive, and Lots A, B (Dunlin Lane), C (Ansel Avenue), D (Hamilton Lane), E (Lina Avenue), F (Percy Lane), G (Oceana Street), H (Dunlin Lane), I (Ansel Avenue), J (Tucker Avenue), K (Teal Lane), L, M (Santa Rosa Lane), N (Lina Avenue), O (Jouett Square), P (Cotati Lane), Y (Tucker Avenue), Z (Greenwald Lane), AA (Haile Street), BB (Roth Lane), and those areas shown as Coral Sea Street, Mosley Avenue and Robert Louis Stevenson Avenue, Tract 7511, filed July 9, 2004, in Map Book 277, pages 1 through 19, inclusive, Alameda County Records.

A.P.N. 074-0905-042 (Portion)

EXHIBIT B

EXHIBIT B

CLOSING CONDITIONS

Notwithstanding anything to the contrary contained herein, if the Closing occurs, the Closing Conditions described in this Exhibit B shall be deemed satisfied or waived by Lender, the obligation of Lender to make the Loan is conditioned upon Lender’s approval of each of the following items and/or the satisfaction by Borrower of each of the following conditions:

Title Documents. All documents that will be listed as exceptions to the coverage of the Title Policy and all other matters of public record or known to each Borrower that affect the Property each Borrower is acquiring.

Title Insurance and Endorsements. The Title Policy will show as exceptions only those exceptions that are reflected on the Owner’s Policy of Title Insurance obtained by Borrower at the Closing and the Title Policy will include the same endorsements that Borrower obtains in its Owner’s Policy (and such other endorsements as Lender may require in its closing instruction letter to the Title Company).

Insurance. Certificates of insurance or, if required by Lender, certified policies, evidencing that the policies of insurance required under Section 7 are in full force and effect (together with proof of the payment of the premiums thereof).

Opinion Letters. An opinion from counsel to each Borrower that relates to such matters as Lender and/or its counsel may request, including without limitation due formation, due authorization, due execution and delivery and enforceability of the Loan Documents against Borrower; and such other opinions as Lender may require.

Borrower Organization and Authority Documents.

The limited liability company agreement/operating agreement of Borrower, duly certified by Farallon Capital Management, L.L.C., a Delaware limited liability company (“Farallon”), to be correct and complete in all respects;

The articles of organization/certificate of formation of Borrower filed with, and certified by, the Delaware Secretary of State;

The Limited Liability Company Application for Registration of Borrower filed with, and certified by, the California Secretary of State;

A Certificate of Registration of Borrower issued by the California Secretary of State;

EXHIBIT B

A Certificate of Status Foreign Limited Liability Company for Borrower issued by the California Secretary of State;

A certificate issued by the Delaware Secretary of State certifying that Borrower is a limited liability company in good standing under the laws of the State of Delaware;

Resolution duly adopted by the Manager of Borrower, authorizing Borrower’s execution of the Loan Documents to which Borrower is a signatory and the consummation of the transactions contemplated thereby.

Sole Member’s/Guarantor’s Organization and Authority Documents.

The limited liability company agreement of the Sole Member of Borrower, duly certified by Farallon, to be correct and complete in all respects;

The articles of organization/certificate of formation of the Sole Member of Borrower, filed with, and certified by, the Delaware Secretary of State;

A certificate issued by the Delaware Secretary of State certifying that Sole Member is a limited liability company in good standing under the laws of the State of Delaware;

The Limited Liability Company Application for Registration of Sole Member filed with, and certified by, the California Secretary of State;

A Certificate of Registration of Sole Member issued by the California Secretary of State;

A Certificate of Status Foreign Limited Liability Company for Sole Member issued by the California Secretary of State;

Resolutions duly adopted by the members and/or manager of the Sole Member, authorizing the Sole Member’s execution of the Loan Documents to which it is a signatory and the consummation of the transactions contemplated thereby.

Farallon’s Organizational and Authority Documents

The redacted limited liability company agreement of Farallon, duly certified by Farallon, to be correct and complete in all respects;

The articles of organization/certificate of formation of Farallon, filed with, and certified by, the Delaware Secretary of State;

A certificate issued by the Delaware Secretary of State certifying that Farallon is a limited liability company in good standing under the laws of the State of Delaware;

The Limited Liability Company Application for Registration of Farallon filed with, and certified by, the California Secretary of State;

EXHIBIT B

A Certificate of Registration of Farallon issued by the California Secretary of State;

A Certificate of Status Foreign Limited Liability Company for Farallon issued by the California Secretary of State;

Resolutions duly adopted by the Managing Members of Farallon, authorizing Farallon, in its capacity as the sole manager of the Borrower and the sole manager of the Sole Member/Guarantor, to execute the Loan Documents to which Borrower and/or Guarantor is/are a signatory and to consummate the transactions contemplated thereby.

Other Organizational Documents. Lender reserves the right to review additional organizational and authority documents for the other constituent owners of Borrower based on the Lender’s review of the Borrower and Sole Member and Guarantor organizational documents.

Bankruptcy Search. Evidence that there is not pending by or against Guarantor any petition for reorganization or arrangement under any bankruptcy or insolvency law, or any other action brought under any such law.

Litigation Search. Evidence that there is not pending by or against Farallon, the manager of Borrower and Guarantor any litigation, in the state and federal courts with jurisdiction over the Property and the primary places of business of Guarantor that could reasonably be expected to:

Result in any material adverse change in the business, operations, assets, condition (financial or otherwise) or prospects of Guarantor; or

Materially and adversely affect the ability of Guarantor to perform its obligations under the Guaranty.

Representations and Warranties. Evidence that the representations and warranties contained in the Loan Documents shall be correct and complete in all material respects on and as of the Closing Date to the same extent as though made on and as of such date.

Financial Information. Current financial statements, tax returns and other financial information required by Lender, and evidence that no material adverse change shall have occurred in the financial condition of Guarantor between the date of such financial information and the Closing Date.

Non-Foreign Certificate. If required by Lender, an affidavit, signed under penalty of perjury by Investment, stating (a) that each Borrower is not a “foreign corporation,” “foreign partnership,” “foreign trust,” or “foreign estate,” as those terms are deemed in the Revenue Code and the regulations promulgated thereunder, (b) each Borrower’s U.S. employer identification number, and (c) the address of each Borrower’s principal place of business. Such affidavit shall be consistent with the requirements of the regulations promulgated under Section 1445 of the Revenue Code and shall otherwise be in form and substance acceptable to Lender.

EXHIBIT B

Acquisition Documents. The grant deed to any Real Property owned by Sellers on the Closing Date, an assignment of the Venture Interest to Borrower, and if required by Lender, an amendment to the Venture Agreement, reflecting the admission of Borrower and the withdrawal of the applicable Seller, the documentation assigning the Warmington Loan Documents and the Shortfall Loan Documents to Borrower, the assignment of all of Seller’s rights under the DDA and DA and other instruments, documents and agreements evidencing the acquisition of the Alameda (Bayport) Assets by Borrower.

Venture Continuing Contracts and Seller Continuing Contracts. Review and approval by Lender of the Venture Continuing Contracts and the Seller Continuing Contracts (as such terms are defined in the Purchase and Sale Agreement).

Closing Costs. The payment of all title insurance premiums, and recording charges and escrow fees.

No Default. The execution and delivery of the Loan Documents by the parties thereto (other than Lender) will not result in an Event of Default or Potential Default.

CF Capital Loan. The CF Capital Borrowers shall have executed and delivered the CF Capital Loan Documents and the initial closing of the CF Capital Loan for the West Bluffs Property and Santa Fe Depot Property (as defined in the CF Capital Loan Agreement) shall occur concurrently with the closing of the Loan on the Closing Date.

Other Items. Such other items or documents as Lender may reasonably require.

EXHIBIT B

EXHIBIT C

SINGLE PURPOSE ENTITY

“Special Purpose Bankruptcy Remote Entity” means, as to Borrower, a limited liability company which, at all times until the Indebtedness is paid in full (i) will be organized solely for the purpose of owning the Alameda (Bayport) Assets and related easements and property rights acquired by Borrower under the Purchase and Sale Agreement or otherwise appurtenant to the Real Property or the Venture Land, (ii) will not engage in any business unrelated to the ownership of the Property so owned by such Borrower, (iii) will not have any assets other than those related to the Property so owned by such Borrower, (iv) will not engage in, seek or consent to any dissolution, winding up, liquidation, consolidation or merger, and, except as otherwise expressly permitted by the Loan Documents, will not engage in, seek or consent to any asset sale, transfer of partnership, membership, shareholder, beneficial interests, or amendment of its limited partnership agreement, articles of incorporation, articles of organization, certificate of formation, operating agreement, trust agreement, or trust certificate (as applicable) in a manner that would violate the other provisions of this Exhibit G or any other provision of this Agreement or the other Loan Documents, (v) will not fail to correct any known misunderstanding regarding the separate identity of such entity, (vi) without the unanimous consent of all of the partners, directors, members, beneficial owners and trustees, as applicable, will not with respect to itself or to any other entity in which it has a direct or indirect legal or beneficial ownership interest (a) file a bankruptcy, insolvency or reorganization petition or otherwise institute insolvency proceedings or otherwise seek any relief under any laws relating to the relief from debts or the protection of debtors generally; (b) seek or consent to the appointment of a receiver, liquidator, assignee, trustee, sequestrator, custodian or any similar official for such entity or all or any portion of such entity’s properties; (c) make a general assignment for the benefit of such entity’s creditors; or (d) make or file a declaration of insolvency in a judicial action, (vii) will maintain its accounts, books and records separate from any other person or entity, (viii) will maintain its books, records, resolutions and agreements as official records, (ix) has not commingled and will not commingle its funds or assets with those of any other person or entity, (x) has held and will hold its assets in its own name, (xi) will conduct its business in its name, (xii) will maintain its financial statements, accounting records and other entity documents separate from any other person or entity, (xiii) will pay its own liabilities out of its own funds and assets, (xiv) will observe all corporate, limited liability company and partnership formalities, as applicable, (xv) has maintained and will maintain an arms-length relationship with its affiliates, (xvi) if such entity owns the Property, will have no indebtedness other than the Indebtedness except as expressly permitted in this Agreement, (xvii) will not assume or guarantee or become obligated for the debts of any other person or entity or hold out its credit as being available to satisfy the obligations of any other person or entity, except for the Indebtedness, (xviii) will not acquire obligations or securities of its partners, members, trustees, beneficial owners or shareholders, (xix) will allocate fairly and reasonably shared expenses, including, without limitation, shared office space and uses separate stationery, invoices and checks, (xx) will not pledge its assets for the benefit of any other person or entity except for the Indebtedness, (xxi) will hold itself out and identify itself as a separate and distinct entity under its own name and not as a division or part of any other person or entity, (xxii) will not make loans to any person or entity, (xxiii) will not identify its partners, members, shareholders,

EXHIBIT D

trustees, beneficiaries or any affiliates of any of them as a division or part of it, (xxiv) will not enter into or be a party to, any transaction with its partners, members, shareholders, beneficiaries, trustees or its affiliates except in the ordinary course of its business and on terms which are intrinsically fair and are no less favorable to it than would be obtained in a comparable arms-length transaction with an unrelated third party, (xxv) will pay the salaries of its own employees from its own funds, (xxvi) will maintain adequate capital in light of its contemplated business operations (as reasonably determined by each Borrower in good faith), (xxvii) if such entity is a limited liability company, limited partnership, or business trust then such entity shall continue and not dissolve whether as a consequence of bankruptcy or insolvency of one or more of the members, general partners, or trustees, as applicable, or otherwise, for so long as a solvent managing member, general partner, or trustee, as applicable, exists and, subject to applicable law, dissolution of the entity shall not occur so long as the entity remains owner of the Venture Interest or the Real Property subject to the applicable Deed of Trust.

Each such entity’s organizational documents shall contain such provision, (xxviii) if such entity is a limited liability company with two (2) or more members, it may be organized and existing under the laws of any state, (xxiv) if such entity is a limited liability company with only a single member then it must be organized and existing under the laws of the state of Delaware, and upon the occurrence of any event that causes the member to cease to be a member of the limited liability company (other than (a) upon an assignment by the member of all of its limited liability company interest in the limited liability company and the admission of the transferee pursuant to the operating agreement, or (b) the resignation of the member and the admission of an additional member of the limited liability company), each person acting as a Special Member (defined below) pursuant to the operating agreement shall, without any action of any person and simultaneously with the member ceasing to be a member of the limited liability company, automatically be admitted to the limited liability company as a Special Member and shall continue the limited liability company without dissolution. No Special Member may resign from the limited liability company or transfer its rights as Special Member unless a successor Special Member has been admitted to the limited liability company as Special Member by executing a counterpart to the operating agreement; provided, however, the Special Members shall automatically cease to be members of the limited liability company upon the admission to the limited liability company of a substitute member. Each Special Member shall be a member of the limited liability company that has no interest in the profits, losses and capital of the limited liability company and has no right to receive any distributions of limited liability company assets. Pursuant to Section 18-301 of the Delaware Limited Liability Company Act (the “Act”), a Special Member shall not be required to make any capital contributions to the limited liability company and shall not receive a limited liability company interest in the limited liability company. A Special Member, in its capacity as Special Member, may not bind the limited liability company. Except as required by any mandatory provision of the Act, each Special Member, in its capacity as Special Member, shall have no right to vote on, approve or otherwise consent to any action by, or matter relating to, the limited liability company, including, without limitation, the merger, consolidation or conversion of the limited liability company. The Sole Member shall not, so long as the Loan has not been paid in full, amend, alter, change or repeal the definition of “Special Member” or any sections that relate to Special Members of the operating agreement without the unanimous written consent of all member(s) and Special Members. Until the Loan is repaid in full, notwithstanding any other provision of the operating agreement and any provision of law that otherwise empowers the limited liability company or

EXHIBIT D

any member or any other person to the contrary, no member nor any other person so authorized shall permit the limited liability company, without the prior unanimous written consent of Lender and all Special Members, to take any Bankruptcy-Related Action (defined below). Until the Loan is repaid in full, the Sole Member shall cause the limited liability company at all times to have at least one Special Member who will be appointed by the member. In the event of a vacancy in the position of Special Member, the Sole Member shall, as soon as practicable, appoint a successor Special Member. One or more additional members of the limited liability company may be admitted to the limited liability company with the written consent of the member; provided, however, that, notwithstanding the foregoing, so long as any obligation to the Lender remains outstanding, no additional member may be admitted to the limited liability company unless permitted by the Loan Documents. The Sole Member shall agree that the operating agreement constitutes a legal, valid and binding agreement of the Sole Member, and is enforceable against the Sole Member by the Special Members, in accordance with its terms. In addition, the Special Members shall be intended beneficiaries of the operating agreement. For purposes hereof the term “Special Member” means a person or entity who is not a member of the limited liability company but has agreed to act as a Special Member under the terms of the operating agreement with only the rights and duties expressly set forth in the operating agreement and only upon the occurrence of certain events that cause the member to cease to be a member of the limited liability company.

Until the Loan is paid in full, notwithstanding any other provision of the operating agreement and any provision of law that otherwise empowers the limited liability company or any member or any other person to the contrary, Borrower shall at all times have at least one (1) Independent Manager who will be appointed by the Sole Member and approved by Lender. To the maximum extent permitted by law, including Section 18-1101(c) of the Act, the Independent Manager shall consider only the interests of the applicable Borrower, including its respective creditors, in acting or otherwise voting on a Bankruptcy-Related Action. No resignation or removal of an Independent Manager, and no appointment of a successor Independent Manager, shall be effective until such successor (i) shall have accepted his or her appointment as an Independent Manager by a written instrument, and (ii) shall have executed an instrument signifying its agreement to be bound by the terms and conditions of this Agreement. In the event of a vacancy in the position of Independent Manager (as a result of the death or incapacity of such Manager or any other event causing such vacancy), the Sole Member shall, as soon as reasonably practicable, appoint a successor Independent Manager, subject to Lender’s approval. All right, power, and authority of the Independent Managers shall be limited to the extent necessary to exercise those rights and perform those duties specifically set forth in this Agreement. Except as provided in the second sentence of this paragraph, in exercising the Independent Manager’s rights and performing the Independent Manager’s duties under this Agreement, any Independent Manager shall have a fiduciary duty of loyalty and care similar to that of a Manager of a business corporation organized under the General Corporation Law of the State of Delaware. No Independent Manager shall at any time serve as trustee in bankruptcy for any affiliate of any Borrower. Provided that the Sole Member complies with the foregoing provisions of this paragraph, the Sole Member may remove the Independent Manager at any time and for any reason, with or without cause, by giving written notice thereof to the Independent Manager. The Independent Manager shall be required to provide at least thirty (30) days’ prior written notice of any resignation by the Independent Manager. Until the Loan is paid in full, the operating agreement for each Borrower shall contain a provision, which shall not be modified

EXHIBIT D

without Lender’s written consent (which may be given or withheld in Lender’s sole discretion) until the Loan is paid in full, stating that notwithstanding any provision of law that otherwise so empowers the applicable Borrower or any other person, the applicable Borrower, and any other person on behalf of the applicable Borrower, without the prior unanimous written consent of the Sole Member and the Independent Manager, shall not, with respect to the applicable Borrower or any other entity in which the Borrower has a direct or indirect legal or beneficial ownership interest take a Bankruptcy-Related Action.

A “Bankruptcy-Related Action” means (A) filing a bankruptcy, insolvency or reorganization petition or otherwise institute insolvency proceedings or otherwise seek any relief under any laws relating to the relief from debts or the protection of debtors generally, (B) seeking or consenting to the appointment of a receiver, liquidator, assignee, trustee, sequestrator, custodian or similar official for such entity or for all or any portion of such entity’s properties, (C) making a general assignment for the benefit of such entity’s creditors, or (D) making or filing a declaration of insolvency in a judicial action.

Notwithstanding the provisions of Section 6.24 of this Agreement, Lender’s acceptance of the foregoing requirements, as applied to the Guarantor, shall be evidenced by Lender’s approval of the operating agreement for the Guarantor as of the Closing Date, which may be given or withheld in Lender’s sole and absolute discretion. Lender acknowledges that Guarantor is also the Sole Member of each Borrower and of the CF Capital Borrower and will be the Guarantor of both the Loan and the CF Capital Loan.

EXHIBIT D

EXHIBIT D

PROPERTY SPECIFIC AGREEMENTS

[THE PROJECT SPECIFIC AGREEMENTS ARE THE SAME AS SET FORTH ON SCHEDULE 11.46 TO THE PURCHASE AND SALE AGREEMENT, A COPY OF WHICH SCHEDULE FOLLOWS THIS PAGE.]

EXHIBIT D
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